UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

INSPIRATO INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1544 Wazee Street
Denver, Colorado 80202
(303) 586-7771
April 24, 2025
Dear Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Inspirato Incorporated (“Inspirato”), to be held on Thursday, June 12, 2025, at 9:00 am, Mountain Daylight Time. The annual meeting will be conducted virtually via a live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ISPO2025, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail as soon as possible.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Inspirato.
Sincerely,
Payam Zamani
Chief Executive Officer and Chairperson of the Board

INSPIRATO INCORPORATED
1544 Wazee Street
Denver, Colorado 80202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 am, Mountain Daylight Time, on Thursday, June 12, 2025
Place
The annual meeting will be conducted virtually via a live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ISPO2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
The annual meeting will be held for the following purposes:
•Proposal 1: to approve a proposal to amend and restate the Company's Certificate of Incorporation to declassify the board of directors and provide for the immediate annual election of directors and to make certain immaterial changes;
•Proposal 2: the election of the six director nominees named herein, if Proposal 1 is approved;
•Proposal 3: the election of the two Class III director nominees named herein to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified, if Proposal 1 is not approved; and,
•Proposal 4: the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Record Date	April 21, 2025 Only stockholders of record as of April 21, 2025, are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 24, 2025 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 24, 2025 by visiting www.virtualshareholdermeeting.com/ISPO2025.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone, or mail as soon as possible.
By order of the Board of Directors,
Brent Wadman
General Counsel and Secretary
Denver, Colorado
April 24, 2025

-i-

-ii-

INSPIRATO INCORPORATED
PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 am, Mountain Daylight Time, on Thursday, June 12, 2025
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2025 annual meeting of stockholders of Inspirato Incorporated, a Delaware corporation (“us”, “we”, “our”, or the “Company”), and any postponements, adjournments or continuations thereof. The annual meeting will be held on Thursday, June 12, 2025, at 9:00 am, Mountain Daylight Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ISPO2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 24, 2025 to all stockholders of record as of April 21, 2025. The proxy materials and our annual report can be accessed as of April 24, 2025 by visiting www.virtualshareholdermeeting.com/ISPO2025. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•Proposal 1: to approve a proposal to amend and restate the Company's Certificate of Incorporation to declassify the Board of Directors and provide for the immediate annual election of directors and to make certain immaterial changes;
•Proposal 2: the election of the six director nominees named herein to hold office until our 2026 annual meeting of stockholders, if Proposal 1 is approved;
•Proposal 3: the election of the two Class III director nominees named herein to hold office until our 2028 annual meeting of stockholders, if Proposal 1 is not approved; and,
•Proposal 4: the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

As of the date of this proxy statement, our management and Board of Directors were not aware of any other matters to be presented at the annual meeting.

How does the Board of Directors recommend that I vote on these proposals?
Our Board of Directors recommends that you vote your shares:
•"FOR" Proposal 1, the amendment and restatement of the Company's Certificate of Incorporation to declassify the Board of Directors and provide for the immediate annual election of directors and to make certain other immaterial changes;
•"FOR" Proposal 2, the election of the six director nominees named herein if Proposal 1 is approved;
•“FOR” Proposal 3, the election of the Class III director nominees named herein, if Proposal 1 is not approved; and,
•“FOR” Proposal 4, the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
Who is entitled to vote at the annual meeting?
Holders of our Class A common stock as of the close of business on April 21, 2025, the record date for the annual meeting, may vote at the annual meeting. As of April 9, 2025 , there were 12,440,577 shares of our Class A common stock outstanding. Our Class A common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Mountain Daylight Time, at our principal executive offices located at 1544 Wazee Street, Denver, Colorado 80202 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/ISPO2025, for those stockholders attending the annual meeting.
How many votes are needed for approval of each proposal?
•Proposal No. 1: The approval of the proposal to amend and restate the Company's Certificate of Incorporation to declassify the Board of Directors and to make certain immaterial changes requires the affirmative vote of holders of two-thirds of the Company's outstanding shares of Class A common stock. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on the proposal. This Proposal 1 is considered a “non-routine matter” and, therefore, street name stockholder nominees do not have authority to vote shares held for their beneficial ownership clients, without their client’s instructions, on this proposal. As a result, any uninstructed shares held in street name by stockholder nominees for their beneficial ownership clients will not be voted at the meeting on this Proposal No. 1, that is, they will be considered “broker non-votes.” Abstentions and broker non-votes will have the same effect as a vote "AGAINST" this proposal.
•Proposals 2 and 3: Each director is elected by the holders of a plurality of the shares of Class A common stock present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of “FOR” votes are elected as directors. With respect to each of Proposals 2 and 3, you may (1) vote “FOR” the election of all of the director nominees, (2) “WITHHOLD” authority to vote for all such director nominees or (3) vote “FOR” the election of all such director nominees other than any nominees with respect to whom the vote is specifically “WITHHELD” by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee, whether as a result of choosing to “WITHHOLD” authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 4: The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025, requires the affirmative vote of the holders of a majority of the shares of Class A common stock present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this is a “routine matter”, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our Bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the issued and outstanding shares of Class A common stock will constitute a quorum to transact business at the annual meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 9:00 am, Mountain Daylight Time, on June 12, 2025 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 11, 2025 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ISPO2025, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the www.virtualshareholdermeeting.com/ISPO2025 website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•"FOR" Proposal 1, to amend and restate the Company's Certificate of Incorporation to declassify the Board of Directors and provide for the immediate annual election of directors and to make certain immaterial changes;
•"FOR" Proposal 2, the election of the six director nominees named herein if Proposal 1, is approved;
•“FOR” Proposal 3, the election of the Class III director nominees named herein, if Proposal 1, is not approved; and,
•“FOR” Proposal 4, the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine matter”: the proposal to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 4). Your broker, bank or other nominee will not have discretion to vote on any other proposals being presented at the annual meeting, which are considered “non-routine matters”, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole “routine matter” but is not able to vote your shares on the “non-routine matters”, then those shares will be treated as broker non-votes with respect to the “non-routine matters”. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our Corporate Secretary at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.proxyvote.com. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 9:00 am, Mountain Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 am, Mountain Daylight Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the www.virtualshareholdermeeting.com/ISPO2025 website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Brent Wadman, our Secretary and General Counsel, has been designated as proxy holder for the annual meeting by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use the proxy holder’s own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact Inspirato’s transfer agent?
You may contact our transfer agent, Broadridge Financial Solutions, Inc., by telephone at 855-627-5081, or by writing Broadridge Shareholder Services c/o Broadridge Corporate Issuer Solutions, 1155 Long Island Avenue, P.O. Box 1342, Brentwood, NY 11717-0718. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.shareholder.broadridge.com.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our Board of Directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Are there any appraisal rights with respect to the items to be discussed at the annual meeting?
No action is proposed at this meeting for which Section 262 of the Delaware General Corporation Law ("DGCL") or our Bylaws provide a right of appraisal.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Inspirato Incorporated
Attention: Investor Relations
1544 Wazee Street
Denver, Colorado 80202
Tel: (303) 586-7771
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our Board of Directors currently consists of seven directors, five of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Under our current Certificate of Incorporation, our Board of Directors is currently divided into three classes with staggered three-year terms. Thus if proposal No. 1 is not approved, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. If proposal No. 1 is approved, this will not be the case in the future, as our Certificate of Incorporation will be amended such that directors will not be divided into classes and will be elected for one-year terms.
The following table sets forth the names, ages as of April 21, 2025, and certain other information for each of our directors (other than David Kallery as described below) and director nominees:

Name	Class	Age	Position(s)	Director Since	Proposal 3 Current Term Expires	Proposal 3 Expiration of Term for Which Nominated
Nominees for Director under either Proposal 2 or Proposal 3
May Samali(3)	III	38	Director	2024	2025	2028
Julie Wainwright(2)(3)	III	68	Director	2024	2025	2028

Nominees for Director under Proposal 2 or Continuing Directors under Proposal 3
Payam Zamani	I	54	Chairperson and Chief Executive Officer	2024	2026	—
Scott Berman(1)(3)	I	62	Director	2022	2026	—
Michael Armstrong(1)(2)	II	52	Director	2022	2027	—
Ann Payne(1)(2)	II	66	Director	2022	2027

(1)    Member of audit committee
(2)     Member of compensation committee
(3)     Member of nominating and corporate governance committee
Nominees for Director under either Proposal 2 or 3:
May Samali. Ms. Samali has served as a director of Inspirato since August 2024. She is the Founder and Chief Executive Officer of Human Leadership Lab, a leadership development company established in 2020. Ms. Samali has extensive experience in venture capital, entrepreneurship, and leadership coaching. Previously, she served as Chief Executive Officer of Ventures at High Resolves Group, where she led global technology ventures in the education sector. From 2016 to 2018, Ms. Samali was the first employee at Urban Innovation Fund, a Silicon Valley-based venture capital firm. She began her career as a corporate lawyer at Herbert Smith Freehills. She serves on the advisory boards of John Monash Foundation’s Leadership Academy and Investible’s Climate Tech Fund. As a voice on leadership, entrepreneurship and the future of work, Ms. Samali’s insights have been featured in publications including Forbes, TechCrunch, and Stanford Social Innovation Review. Ms. Samali holds a Master's degree of Public Policy from Harvard University, where she was a John Monash Scholar, and Bachelors degrees in Law and Economics from the University of Sydney. She is a Fellow at the Institute of Coaching at Harvard Medical School, an Adjunct Senior Industry Fellow at RMIT University’s Centre for Future Skills and Workforce Transformation, and a Venture Partner at 77 Partners. Ms. Samali holds a Professional Certified Coach credential from the International Coaching Federation. She was recognized as one of the Top 15 Coaches in Sydney by Influence Digest in 2024.
We believe that Ms. Samali’s expertise in corporate law, technology entrepreneurship, and executive coaching, along with her background in venture capital and innovation, make her well qualified to serve as a director.

Julie Wainwright. Ms. Wainwright has served as a director of Inspirato since September 2024. She is the Chief Executive Officer and Co-founder of AHARA, a personalized nutrition company that translates clinically validated science into precise nutrition for optimal health and weight loss. Previously, Ms. Wainwright founded The RealReal, Inc. (Nasdaq: REAL) in 2011, pioneering the online luxury consignment marketplace. She successfully led The RealReal through its initial public offering and is recognized as one of the few women in history to found and take a company public. Earlier in her career, she served as Chief Executive Officer of Reel.com and Pets.com. Ms. Wainwright has been recognized as one of Entrepreneur Magazine’s 50 Most Daring Entrepreneurs, Fast Company’s Most Creative People, CNBC’s Disruptor 50, and Inc. Magazine’s 100 Female Founders List. She was also honored on Forbes’ inaugural 50 Successful Women Over 50 list and featured on the cover of Forbes Magazine in June 2021. She holds a Bachelor of Science degree in General Management from Purdue University.
We believe that Ms. Wainwright’s extensive entrepreneurial leadership, expertise in e-commerce and brand-building, and track record of scaling successful businesses, make her well qualified to serve as a director.
Nominees for Director under Proposal 2 or Continuing Directors under Proposal 3:
Payam Zamani. Mr. Zamani has served as a director of Inspirato since August 2024, when he was appointed Chairperson and Chief Executive Officer ("CEO"). Mr. Zamani is the Founder, Chairman, and CEO of One Planet Group LLC ("One Planet Group"), a private equity firm focused on operating technology and media companies, early-stage investing, and startup incubation. He founded One Planet Group in 2015 and has a long history of building and scaling technology-driven businesses. In 1994, Mr. Zamani co-founded Autoweb.com, one of the first online automotive marketplaces, revolutionizing the way consumers and dealerships connected to buy and sell vehicles. Autoweb became a publicly traded company in 1999, marking a significant milestone in digital commerce. In 2001, he founded Reply.com, a performance-based marketing company that was later rebranded as Buyerlink and is now owned by One Planet Group. Mr. Zamani has been widely recognized for his leadership, entrepreneurship, and commitment to social impact. He was named a Best CEO for Diversity by Comparably in 2020, received the University of California, Davis Award of Distinction in 2018, and was honored with the Tahirih Justice Center’s Hope Award in 2016. He holds a Bachelor of Science degree in Environmental Toxicology from the University of California, Davis.
We believe that Mr. Zamani’s extensive experience as a founder, investor, and operator of high-growth companies, along with his strategic leadership and expertise in technology and digital marketplaces, make him well qualified to serve as a director and Chairperson of the Board of Directors.
Scott Berman. Mr. Berman has served on our Board of Directors since August 2022. He previously served as a Partner in the hospitality and leisure consulting practice at PricewaterhouseCoopers LLP ("PwC") from 1992 to 2022 and served as PwC’s U.S. hospitality and leisure practice leader from 2007 until his retirement in June 2022. While at PwC, Mr. Berman consulted with both public and private boards at leading industry operating companies as well as many institutional owners of real estate in the hospitality and leisure sector. Prior to joining PwC in 1992, Mr. Berman was the Director of Development for Hilton International, a leading global hospitality company, where he was responsible for new hotel development and acquisition of existing properties in the United States, Canada, Mexico, Latin America and the Caribbean. Mr. Berman is an active member of the American Hotel & Lodging Association's Leadership Roundtable; serves on the Cornell Nolan School of Hotel Administration Dean's Advisory Board; serves on the Cornell SC Johnson Leadership Council; is an original board member for the Marriott Sorensen Center for Hospitality Leadership at Howard University; serves on the Executive Board of the Greater Miami and the Beaches Hotel Association; and is a member of the International Society of Hospitality Consultants. He is a former member of the Board of Directors of the American Resort Development Association. Mr. Berman holds a Bachelor of Science degree in Hotel Administration from Cornell University.
We believe that Mr. Berman is qualified to serve on our Board of Directors because of his extensive experience in the travel and hospitality industries.
Michael Armstrong. Mr. Armstrong has served on our Board of Directors since February 2022. He was the Executive Vice President, Worldwide Television Licensing & Operations at Paramount Global (Nasdaq: PARA), a leading global media and entertainment company from August 2018 until February 2024. He spent most of his career at Paramount Global developing and launching revenue generating media brands around the world. He is a global media expert and business development and operations executive. Mr. Armstrong previously served as General Manager of BET Networks (a division of Paramount Global, formerly ViacomCBS) from July 2017 to August 2018 and launched and led the BET Networks International division for over 11 years. He was also Executive Vice President and General Manager, Revenue & Emerging Brands at Viacom International Media Networks from December 2014 to July 2017. Mr. Armstrong has served as an Independent Director of Canada Goose (NYSE:GOOS, TSX:GOOS) since January 2021. Mr. Armstrong is on the Board of Trustees at his alma mater, Hampton University. He previously chaired the boards of Dance Theatre of Harlem and National Association of Multi-Ethnicity in Communications (NAMIC). Mr. Armstrong is also a member of the International Academy of Television Arts & Sciences. He holds a Bachelor of Science degree from Hampton University and an Masters of Business Administration degree from the University of Chicago, Booth School of Business, where he was honored in 2012 with the Distinguished Young Alumni Award.
We believe Mr. Armstrong is qualified to serve on our Board of Directors because of his strong executive and business operations skills.
Ann Payne. Ms. Payne has served on our Board of Directors since February 2022 and currently serves as our lead independent director. She previously served as an Audit Partner at PwC, a global accounting firm, from 1993 until her retirement in June 2019 and continued as a consultant until June 2020, where she gained expertise in auditing and accounting for IPOs, equity and debt financings, and mergers and acquisitions. At PwC, Ms. Payne provided professional services to domestic and international public and private corporations in the leisure, healthcare, and transportation sectors; led PwC’s first US-based audit outsourcing center from its opening to its maturity; and provided support services for PwC’s Audit Practice’s National Quality Office. Ms. Payne currently holds leadership roles on several non-profit boards. Ms. Payne served as Chairman of the Foundation Board for St. Thomas Aquinas High School. Since September 1980, Ms. Payne has been involved with and currently serves as the President of the Board of Directors of Jack & Jill Children’s Center. Since January 1981, Ms. Payne has been a member of the Junior League of Greater Fort Lauderdale where she held numerous positions including President. Ms. Payne has been a member of the National Association of Corporate Directors ("NACD") since 2019 and served on the Board of Governors for the Florida Institute of Certified Public Accountants from 2003 to 2007. She is a Certified Public Accountant in the state of Florida. Ms. Payne holds a Bachelor of Science degree, summa cum laude, from Barry University, where she was honored in 2001 by the Alumni Association with a Professional Achievement Award. She also attended Yale University’s Women on Boards Program and earned a Scholar Certificate from the Kellogg School of Management’s Executive Education Program. She earned a CERT - Certificate in Cybersecurity Oversight from Carnegie Mellon University, earned a Certificate from the University of South Florida’s Diversity, Equity, and Inclusion in the Workplace Program, and completed the NACD Virtual Director Professionalism Program.
We believe that Ms. Payne is qualified to serve on our Board of Directors because of her extensive experience in auditing and accounting, along with her financial expertise.
Non-Continuing Director
David Kallery, 60, served as President of Inspirato from 2013 until April 2025. He has served as a Class III director of
Inspirato since August 2024. Biographical information for Mr. Kallery is set forth in “Executive Officers”.
Director Independence
Our Class A common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board of Directors. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s Board of Directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our Board of Directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that Ms. Payne, Ms. Samali, Ms. Wainwright, Mr. Armstrong, and Mr. Berman, representing five of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Mr. Zamani is not considered an independent director because he is our Chief Executive Officer and Mr. Kallery is not independent because he was our President until April 22, 2025.
In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the Company, including whether the roles of Chairperson and Chief Executive Officer should be separated or combined. In making this determination, our Board of Directors considers many factors, including the needs of the business, our Board of Director’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors will serve as our lead independent director.
Our Board of Directors believes that it is currently appropriate to combine the roles of Chairperson and Chief Executive Officer and to have a lead independent director. As the Chief Executive Officer, Mr. Zamani is responsible for day-to-day leadership, while as Chairperson, along with the rest of our independent directors, he ensures that our Board of Director’s time and attention is focused on providing independent oversight of management and matters critical to our Company. Ann Payne serves as our lead independent director. The Board of Directors believes that her deep knowledge of the Company, industry, and finance, as well as strong leadership and governance experience, enable Ms. Payne to lead our Board of Directors effectively and independently.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, cyber security, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board of Directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
With respect to cyber security risk oversight, we have a cross-functional management team to participate in our cybersecurity risk committee, which is comprised of legal, cybersecurity operations, risk management, finance and accounting, and information technology. The cybersecurity risk committee reports to the audit committee covering current and future planned processes in pace to prevent, detect, mitigate, and remediate any cybersecurity incidents. For more information on our cybersecurity risk oversight, please refer to Item 1C, “Cybersecurity” in our Annual Report on Form 10-K for the fiscal year ending December 31, 2024.
In addition, our Board of Directors has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance. The audit committee also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our Board of Directors believes its current leadership structure supports the risk oversight function of the Board of Directors.
Board Committees
Our Board of Directors has established the following standing committees: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board of Directors are described below.
Audit Committee
The current members of our audit committee are Ann Payne, Scott Berman, and Michael Armstrong. Ms. Payne is the Chairperson of our audit committee. Our Board of Directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our Board of Directors has determined that Ann Payne is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•reviewing the quality and adequacy of our internal control policies and procedures, including the responsibilities, budget and staffing of our internal audit function;
•reviewing with the independent auditors, and internal audit department, if applicable, the annual audit plan;
•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures, issues raised by the most recent internal quality-control review and all relationships between the independent auditor and us, if any;
•monitoring the rotation of the lead partner of our independent auditor on our engagement team as required by law;
•reviewing prior to engagement of any independent auditor, and at least annually thereafter, relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•reviewing our annual and quarterly consolidated financial statements and reports, including the disclosures contained in “Inspirato’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the consolidated financial statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues in internal audit reports and responses by management;
•reviewing with management and our independent auditors any earnings press releases and other public announcements;

•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal, regulatory and ethical responsibilities;
•reviewing our major financial risk exposures; and
•reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. During 2024, our audit committee held eight meetings.
Compensation Committee
The current members of our compensation committee are Michael Armstrong, Julie Wainwright, and Ann Payne. Mr. Armstrong is the Chairperson of our compensation committee. Our Board of Directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing and approving the corporate goals and objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;
•making recommendations to our Board of Directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board of Directors;
•reviewing and making recommendations to our Board of Directors regarding the type and amount of compensation to be paid or awarded to the non-employee directors;
•reviewing and establishing stock ownership guidelines for executive officers and non-employee directors;
•reviewing and assessing the independence of compensation consultants, independent legal counsel and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans, to the extent such authority is delegated by our Board of Directors;
•reviewing and approving the terms of any employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions and any other material arrangements for our executive officers;
•approving or recommending for approval the creation or revision of any clawback policy allowing us to recoup compensation paid to employees;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our Board of Directors.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. During 2024, our compensation committee held six meetings.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Scott Berman, May Samali, and Julie Wainwright. Mr. Berman is the Chairperson of our nominating and corporate governance committee. Our Board of Directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:
•identifying, reviewing and making recommendations of candidates to serve on our Board of Directors;
•evaluating the performance of our Board of Directors, committees of our Board of Directors and individual directors and determining whether continued service on our Board of Directors is appropriate;
•evaluating nominations by stockholders of candidates for election to our Board of Directors;
•evaluating the current size, composition and governance of our Board of Directors and its committees and making recommendations to our Board of Directors for approvals;
•reviewing our Board of Directors’ leadership structure, including the separation of the Chairman and Chief Executive Officer roles and/or appointment of a lead independent director of our Board of Directors;
•reviewing corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;
•reviewing issues and developments related to corporate governance; and
•reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to our Board of Directors, including undertaking an annual review of its own performance.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. During 2024, our nominating and corporate governance committee held 4 meetings.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2024, our Board of Directors held 57 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend.

Executive Sessions of Independent Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the independent directors will meet in executive sessions without employee directors or management present on a periodic basis.
Compensation Committee Interlocks and Insider Participation
During 2024, the members of our compensation committee were Michael Armstrong and Ann Payne. In addition, John Melicharek and Julie Wainwright were a member of our compensation committee for a portion of the year. None of the members of our Compensation Committee was or had been an officer or employee of our company while a member of the Compensation Committee. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors and other director qualifications. While our Board of Directors has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age, and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that the Board of Directors should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds, and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the nominating and corporate governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, board, or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board of Directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board of Directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our Board of Directors from stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources, so long as such recommendations and nominations comply with our Certificate of Incorporation and Bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our Bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board of Directors should direct the recommendation in writing by letter to our Corporate Secretary at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our Bylaws, stockholders may also directly nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our Bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2026 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing to our General Counsel at our principal executive offices at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202. Our General Counsel or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the Chairperson or the lead independent director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our Board of Directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units ("RSUs") and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans, and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board of Directors and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Director Compensation
Our “Outside Director Compensation Policy” provides the compensation program for our non-employee directors. The Outside Director Compensation Policy was developed with input from an independent compensation consultant regarding practices and compensation levels at comparable companies. It is designed to attract, retain, and reward non-employee directors. Pursuant to the Outside Director Compensation Policy, we provide the following compensation to our non-employee directors:
Cash Compensation
Each non-employee director will be paid (i) a cash retainer of $40,000 per year, (ii) additional committee and chair fees depending on the individual’s assignments, (iii) the choice between an Inspirato Pass Membership with an aggregate value of $26,500 per year or an Inspirato Club Membership with the equivalent amount in travel credits useable for Inspirato bookings; (iv) one 7-night "FAM Trip" per year, (v) "Inspirato Rewards" status equal to that of an Inspirato employee, and (vi) 72-hour short notice bookings of Inspirato-leased properties. There are no per meeting attendance fees for attending board meetings or meetings of any committee of our Board of Directors.
Equity Compensation
On the first trading day following each annual meeting of our stockholders, each non-employee director is automatically granted an award of RSUs (an “Annual Award”) covering the lesser of either 5,000 shares or the equivalent number of shares equal to $50,000, determined by the closing price on the day of the annual meeting each year; provided that the first Annual Award granted to an individual who first becomes a non-employee director will have a value equal to the product of (A) the lesser of either 5,000 shares or the equivalent number of shares equal to $50,0000, determined by the closing price on the day the director is appointed to the Board of Directors multiplied by (B) a fraction, (i) the numerator of which is the number of fully completed days between the Initial Start Date (as defined in the Outside Director Compensation Policy) and the date of the first annual meeting of our stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 365; and provided further that any resulting fraction shall be rounded down to the nearest whole share. Each Annual Award will be scheduled to vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting of our stockholders following the grant date, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

Director Compensation for Fiscal 2024
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our directors for their service on our Board of Directors for the fiscal year ended December 31, 2024. Directors who are also our employees receive no additional compensation for their service as directors. During 2024, Mr. Brad Handler and Mr. Zamani were employees and/or executive officers of the Company and therefore did not receive compensation as directors. See “Executive Compensation” for additional information regarding Mr. Zamani's employee compensation and “Related Person Transaction” for additional information regarding Mr. Zamani's and Messrs. Brad and Brent Handler’s compensation.

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Ann Payne	90,000	35,643	30,600(2)	156,243
Michael Armstrong	67,500	35,643	31,128(3)	134,271
Scott Berman	70,000	35,643	30,600(2)	136,243
May Samali(4)	16,305	20,700	0	37,005
Julie Wainwright(5)	13,599	16,950	0	30,549
Brent Handler(6)	0	366,508(7)	411,561(8)	778,070
John Melicharek(9)	35,000	19,250(10)	30,000(11)	84,250
Brad Handler(12)	69,159	419,655(13)	75,932(14)	564,745

(1)Except where noted for Brent Handler and John Melicharek, the amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted, computed on the basis of the fair market value of the underlying shares of our Class A common stock on the grant date in accordance with FASB ASC Topic 718. The actual value that the named director will realize on each RSU will depend on the price per share of our shares of Class A common stock at the time shares underlying the RSUs are sold. Accordingly, these amounts do not necessarily correspond to the actual value recognized or that may be recognized by the relevant directors.
(2)The amount is for personal use of travel benefits with Inspirato, valued at Inspirato member travel rates.
(3)This amount includes the value of travel benefit with Inspirato, $30,600 of which is valued at member travel rates and $528 is valued at the fair market value for bookings within 24 hours of check-in at Inspirato residences.
(4)May Samali joined the Board of Directors on August 15, 2024.
(5)Julie Wainwright joined the Board of Directors on September 18, 2024.
(6)Brent Handler was a member of the Board of Directors until September 3, 2024.
(7)The amount reported in the Stock Awards column reflects the accelerated vesting of 90,496 RSUs upon Brent Handler's resignation in 2024, in accordance with his Separation and Release Agreement. The value of these RSUs is based on the closing stock price of $4.05 on the vesting date of September 3, 2024.
(8)This amount includes $364,792 in severance payments and $24,702 in COBRA payments pursuant to Brent Handler's Separation and Release Agreement, $1,657 for personal use of travel benefits with Inspirato while on the Board of Directors and $20,410 for personal use of travel benefits Brent Handler was provided upon separation. All travel benefits are valued at member travel rates.
(9)John Melicharek was a member of the Board of Directors until August 15, 2024.
(10) The amount reported in the Stock Awards column reflects the accelerated vesting of 5,000 RSUs upon John Melicharek's Resignation Agreement in 2024. The value of these RSUs is based on the closing stock price of $3.85 on the vesting date of August 15, 2024.
(11)The amount reported will be paid to John Melicharek over three quarterly payments beginning in Q1 2025 pursuant to John Melicharek's Resignation Agreement.
(12)Brad Handler was the Executive Chairman of the Board and an employee until August 13, 2024.
(13)The amount reported in the Stock Awards column reflects the accelerated vesting of 105,441 RSUs, in accordance with Brad Handler's Separation and Release Agreement. The value of these RSUs is based on the closing stock price of $3.98 on the vesting date of August 21, 2024.
(14)This amount includes $4,417 for personal use of travel benefits with Inspirato while on the Board of Directors and $65,060 for personal use of travel benefits under Brad Handler's "2011 Founder Club Use Benefit", each of which is valued at member travel rates, $6,389 in COBRA payments pursuant to Brad Handler's Separation and Release Agreement, and $528 for bookings within 24 hours of check-in at Inspirato residences valued at the fair market value for the short-notice stays.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2024:

Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Ann Payne	9,232	—
Michael Armstrong	9,232	—
Scott Berman	9,232	—
May Samali	5,000	—
Julie Wainwright	5,000	—
John Melicharek(1)	—	—
Brent Handler(2)	—	—
Brad Handler(3)	—	—
(1)John Melicharek was a member of the Board of Directors until August 15, 2024.
(2)Brent Handler was a member of the Board of Directors until September 3, 2024.
(3)Brad Handler was a member of the Board of Directors until August 13, 2024.

PROPOSAL NO. 1:
AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

After careful consideration, the Board has unanimously approved and declared advisable, and resolved to recommend to the Company’s stockholders that they approve, the Amended and Restated Certificate of Incorporation of the Company as set forth on Appendix A to this proxy statement (the “Amended Certificate”). A copy of the Amended Certificate showing changes to our current Certificate of Incorporation (the “Current Certificate”) is set forth in Appendix B to this proxy statement.
Declassification of the Board

The principal change to the Current Certificate to be made pursuant to the Amended Certificate is to provide for the elimination of the classified structure of the Board of Directors and for the annual election of directors. Under Article V of the Current Certificate, the Board of Directors is currently separated into three classes as nearly equal in number as is reasonably possible. Absent the earlier resignation or removal of a director, each year the stockholders are asked to elect the directors comprising one of the classes for a three-year term. The term of the current Class III directors is set to expire at the annual meeting. The term of the Class I directors is set to expire in 2026 and the term of the Class II directors is set to expire in 2027. Under the current classified board structure, stockholders may only elect approximately one-third of the Board of Directors each year.
Declassifying the Board of Directors will allow the Company’s stockholders to vote on the election of the entire Board each year, rather than on a three-year staggered basis as with the current classified board structure. If the Amended Certificate is approved by the Company’s stockholders, the Current Certificate will be amended immediately following such approval to provide for the immediate annual election of all directors and all six nominees for director will be proposed for election (see Proposal No. 2). As of the date of distribution of this proxy statement, the Company’s directors whose terms do not expire at the annual meeting have acknowledged and agreed that if the Amended Certificate is approved, their terms will end at the annual meeting and they will no longer be Class II or III Directors, as applicable. If the Company’s stockholders do not approve the Amended Certificate, the Board of Directors will remain classified and the Company’s stockholders will instead be asked to elect only the two Class III directors proposed for election (see Proposal No. 3).

Although the Board of Directors believes that the classified board structure has promoted continuity and stability, encouraged a long-term perspective on the part of directors and would have been beneficial in the event of an unsolicited takeover attempt, the Board of Directors recognizes the sentiment of institutional investor groups in favor of the annual election of all directors. In response, the Board of Directors considered the various positions for and against a classified board and recognized that an annual election fosters board accountability, enables the Company’s stockholders to express a view on each director's performance by means of an annual vote and supports the Company's ongoing efforts to maintain “best practices” in corporate governance. Based on the Company's desire to maintain best practices in corporate governance, as well as input received from the Company’s stockholders, the Company is proposing the immediate elimination of its classified board of directors at the annual meeting.

Other Changes

The other changes to be made to the Current Certificate pursuant to the Amended Certificate primarily relate to the elimination of provisions that have been rendered superfluous due to changes in the Company’s capital structure. In particular, the Amended Certificate would eliminate (i) Articles IX and X of the Current Certificate, which are no longer relevant following the completion of the Company’s initial Business Combination (as that term is defined in the Current Certificate) in February 2022 and (ii) references to the Company’s Class V common stock, all outstanding shares of which were mandatorily exchanged for shares of our Class A common stock in September 2024.

Vote Required

The approval of the Amended Certificate requires the affirmative vote of the holders of two-thirds of the outstanding shares of Class A common stock of the Company. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED CERTIFICATE.

PROPOSAL NO. 2:
ELECTION OF SIX DIRECTORS FOR A ONE-YEAR TERM

If the Company’s stockholders approve the adoption of the Amended Certificate described in Proposal No. 1 at the annual meeting, the stockholders will be asked to consider six nominees for election to the Board of Directors. Each nominee would serve for a one-year term until the 2026 annual meeting of the stockholders of the Company. If the Company’s stockholders do not approve Proposal No. 1, the current classified board structure will remain in place and this Proposal No. 2 will not be submitted to a vote of the Company’s stockholders at the annual meeting, and instead Proposal No. 3 (Election of Class III Directors) will be submitted in its place.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee, whether as a result of choosing to “WITHHOLD” authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Our Board of Directors currently consists of seven directors. At the annual meeting, six directors will be proposed for re-elected for a one-year term if Proposal No. 1 is approved. Each director's term will continue until the expiration of the term for which the director was elected and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Payam Zamani, Ann Payne, Michael Armstrong, Scott Berman, May Samali, and Julie Wainwright as nominees for election at the annual meeting if Proposal No. 1 is approved. If elected pursuant to Proposal No. 2, each nominee will serve until the 2026 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Zamani, Ms. Payne, Mr. Armstrong, Mr. Berman, Ms. Samali, and Ms. Wainwright have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 3:

ELECTION OF CLASS III DIRECTORS FOR A THREE-YEAR TERM
The Company’s stockholders will be asked to vote on this Proposal No. 3 solely in the event that at the annual meeting the Company’s stockholders do not approve Proposal No. 1. If the Company’s stockholders approve Proposal No. 1, then the Company will amend the current Certificate by filing the Amended Certificate with the Secretary of State of the State of Delaware during the annual meeting as described above, and the stockholders will proceed to vote on Proposal No. 2 and not this Proposal No. 3. If, however, the Company’s stockholders do not approve Proposal No. 1, a vote will be taken on this Proposal No. 3.
Our Board of Directors currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, May Samali and Julie Wainwright as nominees for election as Class III directors at the annual meeting if Proposal No. 1 is not approved. If elected, each will serve as a Class III director until the 2028 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Ms. Samali and Ms. Wainwright have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee, whether as a result of choosing to “WITHHOLD” authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed BDO USA, P.C. as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025.
At the annual meeting, we are asking our stockholders to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025. BDO USA, P.C. has been engaged as our independent registered public accounting firm since February 11, 2022 and audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 and 2023.
Our audit committee is submitting the appointment of BDO USA, P.C. to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of BDO USA, P.C., and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of BDO USA, P.C., then our audit committee may reconsider the appointment. One or more representatives of BDO USA, P.C. are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by BDO USA, P.C. for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$1,112,391	$1,150,000
Audit-Related Fees(2)	35,500	33,000
Tax Fees(3)	----	92,500
All Other Fees	----	-----
Total Fees	$1,147,891	$1,275,500

(1)    “Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, audit of our internal control over financial reporting, reviews of our quarterly consolidated financial statements and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)    “Audit-Related Fees” consist of the 401(k)-benefit plan and VA Travel Club examination.
(3)    “Tax Fees” consist of fees for professional services for tax compliance, tax advice, and tax planning.

Auditor Independence
In 2024, there were no other professional services provided by BDO USA, P.C., other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of BDO USA, P.C.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by BDO USA, P.C. for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal, but broker non-votes will have no effect on this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the Board of Directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the Board of Directors. This written charter is reviewed annually for changes, as appropriate. With respect to Inspirato’s financial reporting process, Inspirato’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Inspirato’s consolidated financial statements. Inspirato’s independent registered public accounting firm, BDO USA, P.C., is responsible for performing an independent audit of Inspirato’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Inspirato’s consolidated financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and BDO USA, P.C.;
•discussed with BDO USA, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from BDO USA, P.C. required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, P.C. its independence.
Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in Inspirato’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Respectfully submitted by the members of the audit committee of the Board of Directors:
Ann Payne (Chairperson)
Scott Berman
Michael Armstrong
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Inspirato under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Inspirato specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of April 21, 2025:

Name	Age	Position
Payam Zamani	54	Chairperson and Chief Executive Officer
David Kallery	60	President
Michael Arthur	38	Chief Financial Officer

Payam Zamani. Mr. Zamani has served as a director of Inspirato since 2024 and was appointed Chairperson and CEO in August 2024. Mr. Zamani is the Founder, Chairman, and CEO of One Planet Group, a private equity firm focused on operating technology and media companies, early-stage investing, and startup incubation. He founded One Planet Group in 2015 and has a long history of building and scaling technology-driven businesses. In 1994, Mr. Zamani co-founded Autoweb.com, one of the first online automotive marketplaces, revolutionizing the way consumers and dealerships connected to buy and sell vehicles. Autoweb became a publicly traded company in 1999, marking a significant milestone in digital commerce. In 2001, he founded Reply.com, a performance-based marketing company that was later rebranded as Buyerlink and is now owned by One Planet Group. Mr. Zamani has been widely recognized for his leadership, entrepreneurship, and commitment to social impact. He was named a Best CEO for Diversity by Comparably in 2020, received the University of California, Davis Award of Distinction in 2018, and was honored with the Tahirih Justice Center’s Hope Award in 2016. He holds a Bachelor of Science degree in Environmental Toxicology from the University of California, Davis.
David Kallery. Mr. Kallery has served as a director of Inspirato since August 2024. He served as President of Inspirato from March 2013 until April 2025. Mr. Kallery served as Inspirato’s Chief Customer Officer from November 2012 to March 2013. Before joining Inspirato, Mr. Kallery served in a variety of senior executive roles at Exclusive Resorts, LLC from December 2004 to March 2012, including Chief Operating Officer and Senior Vice President of Sales and Marketing. Prior to that, Mr. Kallery served as Chief Operating Officer at Digital Foundry, Chief Operating Officer at PurpleTie, Vice President for Product and Operations at Visa, Inc. (NYSE:V), and Director of Market Strategy at United Parcel Services, Inc. (NYSE: UPS).
Michael Arthur. Mr. Arthur has served as Chief Financial Officer ("CFO") of Inspirato since November 2024. In this role, he oversees the Company’s financial and accounting functions, including financial planning and analysis ("FP&A"), accounting, and treasury. Mr. Arthur joined Inspirato in February 2023 as Vice President of FP&A and Treasury and was promoted to Senior Vice President of Finance in December 2023. Prior to joining Inspirato, he held senior leadership positions in finance and strategy at CSC Generation and VF Corporation, where he focused on driving financial performance and strategic growth initiatives. He began his career at PwC, where he specialized in audit and advisory services. Mr. Arthur holds a Master of Accounting and a Bachelor of Science in Business Administration from UNC-Chapel Hill’s Kenan-Flagler Business School. He is a Certified Public Accountant (CPA) and a Chartered Financial Analyst (CFA).

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we rely on exemptions from certain of the disclosure requirements that are applicable to companies that are not emerging growth companies. Accordingly, we have included compensation information only for those individuals who served as our principal executive officer any time during the fiscal year, for our two next most highly compensated executive officers serving at fiscal year-end, and for one additional individual who would have been among our two most highly compensated executive officers serving at fiscal year-end had he not terminated his employment mid-year. We have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table for Fiscal Year 2024 and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
Our named executive officers for fiscal year ended December 31, 2024 were:
•Payam Zamani, our Chief Executive Officer;
•Eric Grosse, our former Chief Executive Officer;
•Michael Arthur, our Chief Financial Officer;
•Robert Kaiden, our former Chief Financial Officer; and
•David Kallery, our former President.
Summary Compensation Table for Fiscal 2024
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2024 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Payam Zamani	2024	0(2)	0	1,795,000	7,678(3)	1,802,678
Chief Executive Officer
Eric Grosse	2024	339,871	75,000(4)	680,001(5)	242,530(6)	1,337,403
Former Chief Executive Officer	2023	148,076	75,000	0	106,985	330,061
Michael Arthur	2024	290,096	28,000	895,360	22,420(7)	1,235,876
Chief Financial Officer
Robert Kaiden	2024	428,205	0	201,112(8)	7,298(9)	636,616
Former Chief Financial Officer	2023	392,306	232,655	2,382,500	64,179	3,071,640
David Kallery	2024	475,000	47,500	1,401,664	14,545(10)	1,938,709
Former President	2023	475,000	39,591	971,768	65,157	1,551,516

(1)Except for the Stock Awards of Mr. Grosse and Mr. Kaiden noted in this column, the amounts in the "Stock Awards" column represent the aggregate grant date fair value of RSUs, calculated based on the fair market value of our Class A common stock on the grant date, in accordance with FASB ASC Topic 718. The actual value realized by each named executive officer from these RSUs will depend on the market price of our Class A common stock at the time of sale. Therefore, these amounts may not reflect the actual value recognized by our named executive officers.
(2)As specified in Mr. Zamani's Executive Employment Agreement, he will receive a salary of $1 for his first 12 months as CEO and Chairman.
(3)The amount reported for 2024 includes (i) $4,560 attributable to one personal stay by the CEO at an Inspirato property, valued at member travel rates and $3,118 in tax gross-ups related to this travel, paid pursuant to Mr. Zamani’s Executive Employment Agreement. In addition, during visits to the Company’s headquarters in Denver, Colorado, the CEO stayed at a corporate apartment provided by the Company, but the related aggregate incremental cost was less than $10,000. As part of his responsibilities, the CEO is expected to visit Inspirato-managed properties to evaluate the guest experience, assess operational standards, and represent the brand. In 2024, he visited ten properties in furtherance of these duties. Family members occasionally accompanied him on these visits but the related aggregate incremental cost was less than $10,000. The amount reported for 2024 does not include amounts paid to One Planet Group pursuant to the Services Agreement described in “Related Person Transactions—One Planet Group—Services Agreement”.
(4)Represents second installment of a one-time sign on bonus totaling $150,000 paid on January 1, 2024.

(5)Reflects the accelerated vesting of 166,667 RSUs upon Mr. Grosse's termination in 2024 in accordance with his Separation and Release Agreement. The value of these RSUs is based on the closing stock price of $4.08 on the vesting date of August 20, 2024.
(6)The amount includes $55,812 for Mr. Grosse to host Inspirato Experiences for members, valued at member travel rates, $3,031 for travel costs for Mr. Grosse and his wife to attend, $47,772 for housing and commuting expenses for Mr. Grosse to travel from his home in California to Inspirato's headquarters during the time period, $26,500 in tax gross ups for housing and commuting expenses, $103,125 in severance payments and $6,290 in COBRA payments pursuant to Mr. Grosse's Separation and Release Agreement.
(7)The amount includes $21,628 for personal use of travel benefits with Inspirato valued at member travel rates, and $792 for short-notice reservations at Inspirato residences (booked within 24 hours) valued at the fair market value based on spoilage.
(8)The amount reflects the accelerated vesting of 57,369 RSUs in recognition for shepherding the Company through a recent transaction. The value of these RSUs is based on the closing stock price of $4.14 on the vesting date of September 9, 2024.
(9)The amount includes $5,700 for personal use of travel benefits with Inspirato valued at member travel rates, $198 for short-notice reservations at Inspirato residences (booked within 24 hours), valued at the fair market value based on spoilage, $1,183 for rent payments made for Mr. Kaiden's apartment in Denver, Colorado, and $217 for tax gross-ups related to this rent payment.
(10)The amount is for personal use of travel benefits with Inspirato, valued at member travel rates.
Employment Arrangements
Payam Zamani
In August 2024, we entered into an employment agreement with Payam Zamani, our Chief Executive Officer and Chairman of the Board. Mr. Zamani’s employment agreement provides for an annual base salary of $1, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits consistent with our other executives. Additionally, Mr. Zamani’s employment agreement provides for an initial grant of RSUs, the specifics of which are determined by our compensation committee. Mr. Zamani will also be considered for annual equity awards in each subsequent year, with the size and structure of any such awards established at the time of grant by our compensation committee. Unless determined otherwise at the time of grant, the service-based portion of any annual equity award granted to Mr. Zamani will vest in sixteen equal quarterly installments.
Michael Arthur
In October 2024, we entered into an offer letter with Mr. Arthur, our Chief Financial Officer. Mr. Arthur’s offer letter provides for an annual base salary of $350,000, eligibility to receive an annual target bonus of up to 50% of his base salary, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits consistent with our other executives. Additionally, Mr. Arthur’s offer letter provides for an initial grant of 100,000 RSUs, 25% of which vest on the first anniversary of the grant date, with the remainder vesting in equal quarterly installments over the following three years. He is also eligible for a performance-based RSU grant with a target value of $500,000, vesting in two equal installments on the first and second anniversaries of the grant date, contingent upon the achievement of specified business targets. Mr. Arthur’s payroll effective date in this role was November 8, 2024.
Eric Grosse
In September 2023, we entered into an employment agreement with Eric Grosse, our former Chief Executive Officer. Mr. Grosse’s employment agreement provided for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms consistent with our other executives. Additionally, Mr. Grosse’s employment agreement provided for an initial grant of RSUs with a number of shares determined to have a value of $4,000,000 based on the price per share of our Class A common stock as of September 25, 2023, 25% of which vested on the first anniversary with the remainder vesting in sixteen equal quarterly installments. The agreement further provided that Mr. Grosse would be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Grosse would be established at the time of grant by our compensation committee, and, unless determined otherwise at the time of grant by our compensation committee, the service-based portion of any annual equity award granted to Mr. Grosse would vest in sixteen equal quarterly installments. Mr. Grosse’s base annual salary was $550,000 and his annual target bonus was 100% of his base annual salary.
Mr. Grosse’s employment with Inspirato ended on August 13, 2024. See "Severance Agreements" below for a summary of the Separation Agreement we entered into with Mr. Grosse in connection with his departure.

Robert Kaiden
In March 2024, we entered into an employment agreement with Robert Kaiden, our former CFO, which provided for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms consistent with our other executives. Additionally, Mr. Kaiden’s employment agreement provided for an initial grant of 125,000 RSUs, 35% of which vested on the first anniversary, 8.75% of which was to vest each quarter for the subsequent four quarters, and 3.75% of which was to vest each quarter for the subsequent eight quarters thereafter. The agreement further provided that Mr. Kaiden would be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Kaiden would be established at the time of grant by our compensation committee, and, unless determined otherwise at the time of grant by our compensation committee, the service-based portion of any annual equity award granted to Mr. Kaiden would vest in sixteen equal quarterly installments. Mr. Kaiden’s base annual salary was $500,000 and his annual target bonus was 50% of his base annual salary.
Mr. Kaiden resigned from his position as CFO, effective October 31, 2024.
David Kallery
In September 2021, we entered into an employment agreement with David Kallery, our former President. Mr. Kallery’s employment agreement provided an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us consistent with our other executives. Additionally, Mr. Kallery’s employment agreement provided for an initial grant of an annual equity award in 2022 with a target value of $1,575,000, and that Mr. Kallery would be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Kallery would be established at the time of grant by our compensation committee, and, unless determined otherwise at the time of grant by our compensation committee, the service-based portion of any annual equity award granted to Mr. Kallery will vest in sixteen equal quarterly installments. Mr. Kallery’s base annual salary was $475,000 and his annual target bonus was 50% of his base annual salary. Mr. Kallery's employment was terminated on April 22, 2025.

Potential Payments upon Termination or Change in Control

Payam Zamani
Under the terms of his employment agreement, if Mr. Zamani’s employment is terminated by us without cause or by Mr. Zamani for good reason (as such terms are defined in the agreement), then Mr. Zamani will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
•a lump sum cash payment equal to $1,100,000, less applicable withholdings, to be paid within 10 days following the effective date of the release; and
•all of his unvested equity will vest in full immediately as of the effective date of the release, notwithstanding the terms of the Company's equity incentive plan and the applicable award agreements except that certain performance awards will only vest if the relevant performance targets have been achieved.

David Kallery
Mr. Kallery’s employment agreement provides that if his employment is terminated by us without cause or by Mr. Kallery for good reason (as such terms are defined in Mr. Kallery’s employment agreement), then Mr. Kallery will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
•an amount equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;
•an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;
•a monthly payment, less applicable withholdings, equal to the estimated cost of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for Mr. Kallery and his eligible dependents, if any, for 18 months; and
•the post-termination exercise period for any stock options will be extended for up to one year after the termination of employment, and (i) if a change in control (as such term is defined in the agreement), occurs prior to, concurrent with, or within three months following Mr. Kallery’s date of termination, 100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards, or (ii) if a change in control has not or does not occur in the circumstances described in (i), 50% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards.
As noted above, Mr. Kallery’s employment was terminated on April 22, 2025. The benefits to be received by Mr. Kallery pursuant to his employment agreement have not yet been determined.
Severance Agreements
Grosse Separation Agreement
On August 13, 2024, we entered into a Separation and Release Agreement (the “Grosse Separation Agreement”) with Eric Grosse, the Company’s former Chief Executive Officer. Pursuant to the Gross Separation Agreement, Mr. Grosse will be entitled to (i) severance payments in an aggregate gross amount of $550,000, representing payment of 12 months of Mr. Grosse’s annual base salary, to be paid in 36 equal bimonthly installments; (ii) a one-time grant of 166,667 RSUs to be vested on the Company’s quarterly vesting date that is at least eight calendar days following execution of the Grosse Separation Agreement; and (iii) co-payment of Mr. Grosse’s COBRA payments for a period of up to 18 months, in an amount equal to the employer portion of Mr. Grosse’s health insurance had Mr. Grosse remained employed by the Company through such period. All cash payments will be subject to applicable tax withholding. In consideration for such benefits, Mr. Grosse agreed to a general release of claims in favor of the Company, not to make disparaging statements about the Company and to customary confidentiality and cooperation covenants.
Brad Handler Separation Agreement
On August 13, 2024, we entered into a Separation and Release Agreement (the “Brad Handler Separation Agreement”) with Brad Handler, the Company’s former Executive Chairman. Pursuant to the Brad Handler Separation Agreement, Mr. Handler will be entitled to (i) severance payments in an aggregate gross amount of $216,000 to be paid in 36 equal bimonthly installments; (ii) accelerated vesting of 105,441 shares of Mr. Handler’s unvested RSUs as of the date of Mr. Handler’s termination; and (iii) co-payment of Mr. Handler’s COBRA payments for a period of up to 18 months, in an amount equal to the employer portion of Mr. Handler’s health insurance had Mr. Handler remained employed by the Company through such period. All cash payments will be subject to applicable tax withholding. In consideration for such benefits, Mr. Handler agreed to a general release of claims in favor of the Company, not to make disparaging statements about the Company and to customary confidentiality and cooperation covenants.
Outstanding Equity Awards at Fiscal 2024 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares of Units of Stock That Have Not Vested ($)(2)
Payam Zamani	8/13/2024	500,000(3)	1,660,000
	8/13/2024	500,000(4)	1,660,000
David Kallery	4/15/2022	2,459(5)	8,164
	1/17/2023	12,311(6)	40,873
	6/6/2024	66,666(7)	221,331
	10/2/2024	100,000(8)	332,000
Michael Arthur	5/18/2023	2,549(9)	8,463
	6/6/2024	3,470(10)	11,520
	11/20/2024	100,000(8)	332,000

(1)All securities listed on this table consist of unvested RSUs, covering shares of our Class A common stock.
(2)The market value is calculated based on the closing price of our Class A common stock on December 31, 2023 (the last trading day of our fiscal year), which was $3.32.
(3)One-fourth of the shares subject to the award vest on August 20, 2025, and the remaining shares vest in 12 equal quarterly installments beginning on November 20, 2025.
(4)If our stock price reaches at least $15 per share for thirty (30) consecutive trading days on or before August 13, 2025, this grant will vest in full, conditioned upon Mr. Zamani's continued service to the Company. If these conditions are not met, the shares subject to this grant will be forfeited in full.
(5)Reflects an award for 7,875 shares wherein one-fourth of the shares vested on February 20, 2023 and the remainder vests quarterly thereafter through February 20, 2026.
(6)Reflects an award for 32,830 shares wherein one-half of the shares vested on February 20, 2024 and the remainder vests quarterly thereafter through February 20, 2026.
(7)Reflects an award for 66,666 shares wherein one-half of the shares vested on February 20, 2025 and the remainder vests quarterly thereafter through February 20, 2026.
(8)Reflects an award for 100,000 shares wherein one-fourth of the shares will vest on November 20, 2025 and the remainder vests quarterly thereafter through November 20, 2028.
(9)Reflects an award for 6,793 shares wherein one-fourth of the shares vested on February 20, 2024 and the remainder vests quarterly thereafter through February 20, 2026. This award was granted prior to Mr. Arthur's promotion to CFO.
(10)Reflects an award for 6,793 shares wherein one-half of the shares vested on February 20, 2025 and the remainder vests quarterly thereafter through February 20, 2026. This award was granted prior to Mr. Arthur's promotion to CFO.
Equity Compensation Plan Information
In 2024, the Company adopted the 2024 Inducement Award Plan, which provides for the issuance of equity awards to new employees as a material inducement to their hiring, in accordance with Nasdaq listing rules. The plan was not required to be approved by security holders. The plan authorizes the issuance of up to 2,000,000 shares of common stock pursuant to stock options, restricted stock units, or other awards. As of December 31, 2024, 1,000,000 shares remain available for issuance under the plan.

The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	Class A	1,328,113		276,636
Equity compensation plans not approved by security holders(2)	Class A	1,000,000		1,000,000
Total(3)		2,328,113		1,276,636

(1)    Includes the Inspirato Incorporated 2021 Equity Incentive Plan.
(2)    Includes the Inspirato Incorporated 2024 Inducement Award Plan.
(3)    The Inspirato LLC 2012 Unit Option Plan (the “2012 Plan”) was adopted by Inspirato LLC prior to the business combination between Inspirato LLC and Thayer Ventures Acquisition Corporation ("Thayer"). However, we assumed certain equity awards granted pursuant to the 2012 Plan in connection with the business combination. As of December 31, 2024, the number of securities to be issued upon exercise of outstanding equity awards pursuant to the 2012 Plan was 123,467 and the weighted-average exercise price of the outstanding options was $15.60.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of April 9, 2025, by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 12,440,577 shares of our Class A common stock outstanding as of April 9, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 9, 2025, or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 9, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202.

	Class A Common Stock
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with Brent L. Handler (1)	1,005,700	8%
Entities affiliated with Stoney Lonesome HF LP (2)	923,859	7%
Entities affiliated with KPCB XIV Associates, LLC (3)	594,504	5%

Named Executive Officers and Directors:
Payam Zamani (4)	7,486,143	48%
David Kallery (5)	246,182	2%
Michael Arthur (6)	5,287	*
Michael Armstrong (7)	10,300	*
Scott Berman (8)	14,737	*
Ann Payne (9)	11,068	*
May Samali (10)	5,000	*
Julie Wainwright (10)	5,000	*
All directors and executive officers as a group (8 persons)	7,783,717	50%

*    Represents less than 1%.
(1)Based solely on the Schedule 13 D/A filed with the SEC on February 3, 2025 on behalf of Brent Handler. Consists of (i) 148,895 shares of Class A Common Stock directly owned by Brent Handler; (ii) 837,946 shares of Class A Common Stock owned by the Brent L. Handler Revocable Trust for which Brent Handler serves as a trustee; and, (iii) 18,859 shares of Class A Common Stock owned by the Brent L. Handler Descendants Trust for which Brent Handler serves as a trustee.

(2)Based solely on the Schedule 13D filed with the SEC on February 10, 2025 on behalf of Stoney Lonesome HF LP. Consists of (i) 887,859 shares of Class A Common Stock owned by Stoney Lonesome HF LP for which Clint Coghill serves as the President of the General Partner, and (ii) 36,000 shares of Class A Common Stock owned by The Drake Helix Holdings, LLC for which Clint Coghill serves as the Manager.
(3)Based solely on the Schedule 13D filed with the SEC on December 31, 2023 on behalf of Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”). Consists of (i) 548,133 shares of Class A Common Stock owned by KPCB XIV except that KPCB XIV Associates, LLC (“Associates”), the managing member of KPCB XIV, may be deemed to have sole power to vote these shares; and (ii) 46,371 shares of Class A Common Stock owned by  KPCB XIV Founders Fund, LLC (“KPCB XIV Founders”) except that Associates, the managing member of KPCB XIV Founders, may be deemed to have sole power to vote these shares.
(4)7,486,143 Includes 3,061,215 shares of Class A Common Stock issuable upon exercise of warrants exercisable within 60 days of April 21, 2025. These shares are included in the calculation of Mr. Zamani’s beneficial ownership percentage pursuant to SEC rules, but are not included in the total shares outstanding used to calculate the ownership percentages of other stockholders. Excludes RSUs that are not scheduled to vest within 60 days of April 21, 2025.
(5)246,182 includes (i) 31,861 shares of Class A Common Stock held by Mr. Kallery in his individual capacity, (ii) 115,639 shares of Class A Common Stock held by Patricia Kallery, Mr. Kallery’s spouse, (iii) 81,555 shares of Class A Common Stock held by the David S. Kallery 2021 Trust dated 12/22/21 fbo Patricia K. Kallery for which Patricia Kallery serves as trustee, and (iv) 17,127 shares of Class A Common Stock underlying RSUs held by Mr. Kallery in his individual capacity vesting within 60 days of April 21, 2025 (the "Ownership Date).
(6)5,287 includes (i) 4,428 shares of Class A Common Stock held by Mr. Arthur in his individual capacity, and (ii) 859 shares of Class A Common Stock underlying RSUs held by Mr. Arthur in his individual capacity vesting within 60 days of the Ownership Date.
(7)Consists of shares of Class A Common Stock underlying RSUs vesting within 60 days of the Ownership Date.
(8)Consists of shares of Class A Common Stock underlying RSUs vesting within 60 days of the Ownership Date.
(9)Consists of shares of Class A Common Stock underlying RSUs vesting within 60 days of the Ownership Date.
(10)May Samali and Julie Wainwright received a grant of 5,000 RSUs vesting on the one year anniversary of their appointment to the Board of Directors.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since January 1, 2021, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) 1% of the average of Inspirato’s total assets at year-end for the last two completed fiscal years; or
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Sponsor Subscription Agreement
On February 10, 2022, the Thayer Ventures Acquisition Holdings LLC, the sponsor of our legal predecessor, Thayer, entered into the Sponsor Subscription Agreement, with Thayer and Inspirato LLC, pursuant to which Inspirato LLC agreed to waive Thayer’s obligation to satisfy the $140 million minimum cash condition contained in the Business Combination Agreement, dated as of June 30, 2021, by and among Thayer, Inspirato LLC and the other parties thereto (the “Business Combination Agreement”). In consideration for this waiver, Thayer Ventures Acquisition Holdings LLC agreed to (i) forfeit an additional 3,250 shares of Thayer’s Class B common stock and (ii) purchase 24,509 shares of our Class A common stock for $204 per share, for aggregate proceeds of approximately $5.0 million, in a private placement on April 7, 2022. In connection with the private placement Thayer waived its right to appoint a director to our Board of Directors. All amounts provided above are after adjustment for a 20 to 1 reverse stock split on October 17, 2023.
Exclusive Resorts
In December 2013, we entered into a commercial agreement with Exclusive Resorts LLC ("Exclusive Resorts") which provides that Exclusive Resorts members may purchase our subscriptions without paying an initiation fee. We then provide certain hospitality services to the Exclusive Resorts’ members that are also our subscribers and these subscribers can book vacations with us using such subscriber’s Exclusive Resorts' annual dues. Exclusive Resorts pays us for Exclusive Resorts’ members’ usage of our benefits and services. As of December 31, 2024 and 2023, balances due from Exclusive Resorts under these arrangements were approximately $0.7 million and $0.8 million, respectively.
In March 2024, we entered into license agreements with Exclusive Resorts for use of certain of the Company’s leased properties. These agreements, as amended in April 2024, commenced in May and September of 2024. The agreements have initial terms of three years, subject to early termination rights for both parties. Effective as of September 27, 2024, we terminated one of these agreements.

One Planet Group

Investment Agreement
On August 12, 2024, we entered into an investment agreement (the “Investment Agreement”) with One Planet Group, to sell 2.9 million shares of Class A common stock for $3.43 per share, and 2.9 million warrants (the “Investment Warrants”) each redeemable for a share of Class A common stock, for an aggregate purchase price of $10.0 million (the “One Planet Group Financing”). At the initial closing on August 13, 2024, One Planet Group acquired the first tranche of 1,335,271 shares for $4.6 million. At the second closing on September 13, 2024, One Planet Group acquired the remaining 1,580,180 shares and the 2.9 million Investment Warrants for $5.4 million. In addition, pursuant to the Investment Agreement, on December 10, 2024, One Planet Group exercised an additional option to acquire 728,863 additional shares of Class A common stock and 728,863 Investment Warrants each redeemable for a share of Class A common stock for $3.43 per share for an aggregate purchase price of $2.5 million. Each Investment Warrant can be exercised in exchange for a share of Class A Common Stock at $3.43 per share and is exercisable for five years from issuance. In connection with the exercise of One Planet Group's option, the Investment Agreement was amended to increase the number of Investment Warrants issuable to up to 3.6 million.

One Planet Group named four new directors to our Board of Directors pursuant to the Investment Agreement, and the size of our Board of Directors is six directors.
Termination Agreement Guarantee.
In August 2024, we entered into a Termination Agreement in order to terminate certain previously impaired and underperforming leases. Under the Termination Agreement, we agreed to pay a termination fee of $6.6 million, subject to certain adjustments, payable in installments from August 2024 to March 2025. As security for our obligation to pay the termination fee, One Planet Group agreed to guarantee such payment upon the occurrence of any of the following events: (i) our default in payment or performance of obligations, (ii) our voluntary petition in bankruptcy or insolvency or (iii) any proceeding filed or brought against Inspirato seeking bankruptcy or similar relief. In exchange for One Planet Group’s guarantee of the termination fee, we agreed to pay One Planet Group $0.6 million ratably over six months beginning January 2025. On December 11, 2024, our Board of Directors approved an amendment to the payment terms for One Planet Group's guarantee pursuant to which we issued to One Planet Group 177,515 shares of Class A common stock in lieu of the cash payments. The issuance of the shares of common stock satisfied our obligations with respect to the payments owed in exchange for One Planet Group's guarantee and the settlement was reflected in our consolidated financial statements of equity (deficit) for the year ended December 31, 2024.

Services Agreement

In October 2024, we entered into a Services Agreement with One Planet Group pursuant to which One Planet Group agreed to provide us with certain consulting services on an as-needed basis for hourly rates ranging from $150 to $350 and subject to a cap of $20,000 per month. We paid One Planet Group $105,500 in 2024 for services provided pursuant to the agreement. We also reimbursed One Planet Group for $136,662 travel-related expenses in 2024, including travel by Mr. Zamani between One Planet Group’s office in California and our office in Denver.
PIPE Investment
In connection with the Business Combination Agreement, in June 2021, certain investors entered into Subscription Agreements with Thayer, pursuant to which such investors subscribed for shares of our Class A common stock. Brent Handler Revocable Trust, an entity affiliated with Brent Handler, our former CEO, purchased 50,000 shares of our Class A common stock, Brad Handler, our former Executive Chairman, purchased 16,750 shares of our Class A common stock, and David Kallery, our former President, purchased 1,250 shares of our Class A common stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other investors. KPCB Holdings, Inc., an entity affiliated with KPCB Investment I, Inc., which beneficially owned more than 5% of the outstanding shares of our common stock, purchased 30,562 shares of our Class A common stock, Institutional Venture Partners XIII, L.P., an entity affiliated with Inspirato Group, Inc. (IVP), which beneficially owned more than 5% of the outstanding shares of our common stock, purchased 28,500 shares of our Class A common stock, Alps Investment Holdings LLC, an entity affiliated with Revolution Portico LLC, which beneficially owned more than 5% of the outstanding shares of our common stock, purchased 25,000 shares of our Class A common stock, and W Capital Partners III, L.P., an entity affiliated with W Capital Partners III IBC, Inc., which beneficially owned more than 5% of the outstanding shares of our common stock, purchased 19,757 shares of our Class A common stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other investors. All share amounts provided above are after adjustment for a 20 to 1 reverse stock split on October 17, 2023.
Lease Transactions
In June 2021, we approved a transaction whereby Brent Handler, our former CEO, and Brad Handler, our former Executive Chairman, each agreed to acquire a condominium from a third-party developer in Charleston, South Carolina and agreed to lease these condominiums to us. We entered into lease agreements with each of Brad and Brent Handler. However, Brent Handler sold his condominium and as such, the corresponding leases was terminated on July 29, 2024. Monthly payments under the lease agreement to Brad Handler began in August 2024 at a pro-rated amount of $6,575.79 and then at a rate of $12,740.60 per month for a total payment in 2024 of $57,538.19.

Indemnification Agreements
We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, whether the transaction would affect the independence of any director and is on terms that reflect an arms-length transaction as well as the extent of the related person’s interest in the transaction.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any transaction available to all U.S. employees generally. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2026 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 5, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Inspirato Incorporated
Attention: Corporate Secretary
1544 Wazee Street
Denver, Colorado 80202
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our Bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Mountain Daylight Time, on January 15, 2026, and
•no later than 5:00 p.m., Mountain Daylight Time, on February 17, 2026.
In the event that we hold our 2026 annual meeting more or less than 30 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Mountain Daylight Time, on the 120th day prior to the day of our 2026 annual meeting, and
•no later than 5:00 p.m., Mountain Daylight Time, on the later of (i) the 90th day prior to the day of our 2026 annual meeting and (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 was required, we believe that during the fiscal year ended December 31, 2024, all directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except for the following inadvertent late filings.

The Company filed reports on Form 4 one day late on behalf of Mr. Brent Handler and Mr. Kallery regarding the sale to cover taxes on May 24, 2024, and on behalf of Mr. Brent Handler and Messrs. Kallery and Grosse regarding the sale to cover taxes on August 23, 2024. Additionally, the Company filed reports on Form 4 late for equity grants as follows: on September 26, 2024, for Ms. Payne and Messrs. Berman, Armstrong, and Kaiden for shares granted on June 6, 2024; on September 30, 2024, for Ms. Samali and Ms. Wainwright for shares granted on August 30, 2024, and September 19, 2024, respectively; on November 21, 2024, for Messrs. Arthur and Zamani, and Ms. Wainwright for shares granted on November 8, 2024, November 18, 2024, and November 19, 2024, respectively; on November 25, 2024, for Mr. Arthur for shares granted on November 24, 2024; on December 10, 2024, for Mr. Brent Handler for shares granted on December 6, 2024; on December 17, 2024, for Mr. Zamani for shares issued on December 9, 2024; on October 28, 2024, for Mr. Kallery for shares issued on October 2, 2024; on October 30, 2024, for Ms. Samali for shares issued on October 14, 2024; on September 27, 2024, for Mr. Brent Handler for shares issued on April 15, 2024; and on October 1, 2024, for Mr. Kallery for shares issued on January 17, 2024.
These delays were unintentional and promptly corrected. The Company has implemented enhanced procedures to strengthen its Section 16 reporting process.
2024 Annual Report
Our consolidated financial statements for our fiscal year ended December 31, 2024, are included in our Annual Report on Form 10-K (the “2024 Annual Report"), which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and the Annual Report are posted on our website at https://investor.inspirato.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2024 Annual Report, free of charge, by sending a written request to Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the person or persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Denver, Colorado
April 24, 2025

APPENDIX A
Third Amended and Restated Certificate of Incorporation of Inspirato Incorporated

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INSPIRATO INCORPORATED
Inspirato Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 31, 2020 (the “Original Certificate”). The Corporation was originally incorporated under the name “Thayer Ventures Acquisition Corporation.”
2.An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 27, 2020 (the “First Amended and Restated Certificate”).
3.A Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 11, 2022 (the “Second Amended and Restated Certificate”).
4.An amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on September 29, 2023.
5.A second amendment to the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 16, 2023.
6.This Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which restates and integrates and further amends the Original Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
7.The text of the Third Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is Inspirato Incorporated (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE III
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV
CAPITALIZATION
Section 4.1    Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 60,000,000 shares, consisting of: (a) 55,000,000 shares of common stock (the “Common Stock”), which consists of (i) 50,000,000 shares of Class A common stock (the “Class A Common Stock”) and (ii) 5,000,000 shares of Class B non-voting common stock (the “Class B Common Stock”); and (b) 5,000,000 shares of preferred stock (the “Preferred Stock”).
The number of authorized shares of either Common Stock (including, for the avoidance of doubt, the number of authorized shares of Class A Common Stock and Class B Common Stock) or Preferred Stock may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of the Common Stock or Preferred Stock, as applicable, voting separately as a class, shall be required therefor, unless a separate vote is required pursuant to any Preferred Stock Designation (as defined below).
Except as expressly provided herein, the rights, preferences and powers of all series of Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical.
Section 4.2    Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the fullest extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3    Common Stock.
(a)    Voting.
(i)    Except as otherwise provided in this Amended and Restated Certificate or as required by applicable law, each holder of record of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record as of the applicable record date by such holder on all matters on which stockholders generally are entitled to vote.
(ii)    Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(iii)    Notwithstanding any stated or statutory voting rights, except as otherwise provided in Section 4.3(f) hereof, the Class B Common Stock shall be non-voting for purposes of the BHC Act (as defined below), and the holders of the Class B Common Stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof, to the fullest extent permitted by applicable law.

(b)    Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over or the right to participate with the holders of Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of Common Stock shall be entitled to receive equally and ratably, taken together as a single class, in proportion to the number of shares held by each such stockholder such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
In no event shall any dividends or other distributions be declared or made on the Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically; provided that, in the event of a dividend of Common Stock or rights to acquire Common Stock, shares of Class B Common Stock shall only be entitled to receive shares of Class B Common Stock or rights to acquire Class B Common Stock and shares of Class A Common Stock shall only be entitled to receive an equal number of shares of Class A Common Stock or rights to acquire Class A Common Stock.
(c)    Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock having a preference over the holders of Common Stock as to distributions upon dissolution, liquidation, winding up, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution equally and ratably in proportion to the number of shares held by each such stockholder.
(d)    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued capital stock, for the purposes of effecting the conversion of Common Stock pursuant to Section 4.3(g)(ii) hereof, such number of its duly authorized shares of Class A Common Stock or Class B Common Stock, as the case may be, as shall from time to time be sufficient to effect the conversion of outstanding Class A Common Stock or Class B Common Stock, as applicable, according to the respective conversion rights in Section 4.3(g)(ii).
If at any time the number of authorized but unissued shares of Class A Common Stock or Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Common Stock or Class B Common Stock, as the case may be, that are convertible pursuant to Section 4.3(g)(ii), the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of each such type of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate.
(e)    Splits. If the Corporation at any time combines or subdivides (by any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Amended and Restated Certificate, scheme, arrangement or otherwise (each, a “Split”)) any series of Common Stock into a greater or lesser number of shares, the shares of each other series of Common Stock outstanding immediately prior to such Split shall be equally proportionately combined or subdivided such that the proportion of shares of outstanding Common Stock immediately prior to such Split shall be maintained immediately after such Split. Any adjustment described in this Section 4.3(e) shall become effective at the close of business on the date the combination or subdivision becomes effective.
(f)    Class B Common Stock Protective Provisions.
(i)    The Corporation shall not (in any case, by merger, consolidation, operation of law or otherwise) alter or repeal any provision of this Amended and Restated Certificate or the Bylaws of the Corporation (and any such act or transaction entered into shall be null and void ab initio, and of no force or effect):

(A)    other than pursuant to the terms of any Preferred Stock, in a manner that significantly and adversely affects the preferences, rights, privileges or powers of the Class B Common Stock, including, but not limited to, the authorization of a series of Common Stock senior to the Class B Common Stock, the modification of the terms of the Class B Common Stock, any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or the payment of dividends by the Corporation when preferred dividends are in arrears, without (in addition to any other vote required by applicable law or this Amended and Restated Certificate) the affirmative vote of at least a majority of the shares of Class B Common Stock then outstanding, voting separately as a class; or
(B)    in a manner that would change the status of Class B Common Stock to become a Class of Voting Securities (as defined below), without (in addition to any other vote required by law or in this Amended and Restated Certificate) the written consent of each Regulated Investor (as defined below).
(g)    Conversion of Common Stock.
(i)    Definitions. For all purposes of this Article IV, the following terms have the following meanings:
(A)    “BHC Act” means Bank Holding Company Act of 1956, as amended and as interpreted and implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation, interpretation or otherwise.
(B)    “Class of Voting Securities” means a “class of voting securities” as defined for purposes of the BHC Act.
(C)    “Permitted Regulatory Transfer” means a transfer of capital stock of the Corporation by a Regulated Investor or Transferee to a party that is not an affiliate (as the term “affiliate” is used for purposes of the BHC Act) of such Regulated Investor or Transferee:
(1)    in a widespread public distribution;
(2)    to the Corporation;
(3)    in which no Transferee (or group of associated or affiliated Transferees) would receive two percent (2%) or more of the outstanding securities of any Class of Voting Securities (as such percentage is calculated for purposes of the BHC Act) of the Corporation; or
(4)    to a person or entity that would control greater than fifty percent (50%) of every Class of Voting Securities of the Corporation (as such percentage is calculated for purposes of the BHC Act), without giving effect to such transfer.
(D)    “Permitted Regulatory Transferee” means a party who acquires shares of capital stock of the Corporation from a Regulated Investor or its Transferee in a Permitted Regulatory Transfer.
(E)    “Regulated Investor” means a holder of any shares of the Corporation’s capital stock that is a bank holding company or financial holding company or an affiliate thereof under the BHC Act, together with any affiliates (as defined under the BHC Act) of such holder.
(F)    “Transferee” means a party to whom a Regulated Investor directly or indirectly transfers shares of capital stock of the Corporation, including any subsequent transferee of any such party, except for a Permitted Regulatory Transferee.
(ii)    Conversion.
(A)    Conversion of Class A Common Stock into Class B Common Stock. Any holder of Class A Common Stock who is a Regulated Investor or Transferee shall, at its option, at any time and from time to time, have the right to convert each share of Class A Common Stock held by such holder into one fully paid and nonassessable share of Class B Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), without the payment of additional consideration by the Regulated Investor or Transferee.
(B)    Conversion of Class B Common Stock into Class A Common Stock. Except as otherwise provided in this provision, shares of Class B Common Stock held by a Regulated Investor or a Transferee shall not be convertible into Class A Common Stock; provided that any shares of Class B Common Stock held by a Permitted Regulatory Transferee shall be convertible, at the option of such Permitted Regulatory Transferee, upon (but not before) the transfer thereof in a Permitted Regulatory Transfer, with each such share of Class B Common Stock converting into one fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares); provided, further, that if at any time the Corporation issues additional shares of Class A Common Stock and as a result, a Regulated Investor’s or its Transferee’s ownership percentage in the Class A Common Stock falls below its original ownership percentage of Class A Common Stock, then such Regulated Investor or its Transferees shall be permitted to convert such number of shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock on a 1:1 basis (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) without the payment of additional consideration by the Regulated Investor or its Transferees, to the extent, and solely for the purposes of allowing such Regulated Investor or its Transferees to maintain its original ownership percentage of Class A Common Stock and in no event greater than 4.99% of any “class” of “voting securities” (each as defined and as such percentage is calculated under the BHC Act).
(iii)    Mechanics of Conversion.
(A)    Notice of Conversion. In order for a holder of Class A Common Stock to voluntarily convert shares of Class A Common Stock into shares of Class B Common Stock or a holder of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock pursuant to Section 4.3(g)(ii), as the case may be, such holder shall provide written notice (the “Conversion Notice”) to the Corporation’s transfer agent at the office of the transfer agent for the Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class A Common Stock or Class B Common Stock and, if applicable, any event on which such conversion is contingent. The Conversion Notice shall state such holder’s name or the names of the nominees in which such holder wishes the converted shares to be issued. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the Conversion Notice or the happening of a future event specified in such Conversion Notice shall be the time of conversion, and the shares of Class A Common Stock or Class B Common Stock, as the case may be, issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date; provided, however, that any delivery of a Conversion Notice on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the shares of Class B Common Stock and Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.
(B)    Confirmation of Conversion. As promptly as practicable after the delivery of a Conversion Notice, the Corporation will deliver or cause to be delivered, as specified in the Conversion Notice, a confirmation of book-entry transfer of shares of stock representing the number of fully paid and non-assessable shares of Class A Common Stock or Class B Common Stock, as applicable, issuable upon such conversion, issued in such name or names as were specified in the Conversion Notice.
(C)    Cancellation upon Conversion. When shares of Class B Common Stock have been converted into Class A Common Stock pursuant to this Amended and Restated Certificate, such shares of Class B Common Stock shall automatically be cancelled and become authorized but unissued shares of Class B Common Stock. When shares of Class A Common Stock have been converted into Class B Common Stock pursuant to this Amended and Restated Certificate, such shares of Class A Common Stock shall automatically be cancelled and become authorized but unissued shares of Class A Common Stock.

(iv)    Taxes. The Corporation shall bear and pay any and all issue, transfer, stamp, documentary and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock or Class B Common Stock, as the case may be, or upon conversion of shares of Class A Common Stock or Class B Common Stock, as the case may be, pursuant to Section 4.3(g)(ii). The Corporation shall not, however, be required to pay any such tax to the extent such tax is payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock or Class B Common Stock, as applicable, upon a conversion pursuant to Section 4.3(g)(ii) in a name other than that in which the shares of Class A Common Stock or Class B Common Stock, as applicable, so converted were registered at the request of the registered holder.
ARTICLE V
BOARD OF DIRECTORS
Section 5.1    Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.
Section 5.2    Number, Election and Term.
(a)    The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series pursuant to Section 5.5, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors.
(b)    Subject to Section 5.5 hereof, all directors of the Board shall be elected annually. At each annual meeting of the stockholders of the Corporation, each director shall be elected for a term of office to expire at the next annual meeting of stockholders or until the election and qualification of their respective successors in office, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(c)    Unless and except to the extent that the Bylaws of the Corporation, as may be amended from time to time (the “Bylaws”), shall so require, the election of directors need not be by written ballot. There is no cumulative voting with respect to the election of directors.
Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term for which the vacancy was created or of his or her predecessor, as applicable, and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.
Section 5.4    Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.5    Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation).
Section 5.6    Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the total number of authorized directors shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any Preferred Stock Designation), by the Bylaws or pursuant to applicable law, the affirmative vote of the holders of at least 66.7% of the total voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of Article II, Section 3.1, Section 3.2, Section 3.4, Section 3.11, Article VIII, Section 9.5 or Article X of the Bylaws of the Corporation, or to adopt any provision inconsistent therewith and, with respect to any other provision of the Bylaws, the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the Bylaws, or to adopt any provision inconsistent therewith.
ARTICLE VII
MEETING OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1    Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairperson of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the total number of authorized directors, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.
Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3    Action by Written Consent. Except as may be otherwise provided for pursuant to any Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification, elimination or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, elimination or repeal.
Section 8.2    Indemnification and Advancement of Expenses.
(a)    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b)    The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c)    Any elimination, repeal of or amendment to this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such elimination, repeal of or amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish, eliminate, impair or adversely affect any right or protection existing at the time of such elimination, repeal of, amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such elimination, repeal of or amendment or adoption of such inconsistent provision.
(d)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
ARTICLE IX
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL. Notwithstanding anything contained in this Amended and Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Amended and Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article X and this Article IX. Except as expressly provided in the foregoing sentence and the remainder of this Amended and Restated Certificate (including any Preferred Stock Designation), this Amended and Restated Certificate may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.
ARTICLE X
SEVERABILITY
If any provision or provisions (or any part thereof) of this Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their service or for the benefit of the Corporation to the fullest extent permitted by law.
[Signature Page Follows]

IN WITNESS WHEREOF, Inspirato Incorporated has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer on this [DATE].

INSPIRATO INCORPORATED

By:	/s/ Payam Zamani
	Name:	Payam Zamani
	Title:	Chief Executive Officer

APPENDIX B
Third Amended and Restated Certificate of Incorporation of Inspirato Incorporated
(with marked changes to the conformed Second Amended and Restated Certificate of Incorporation as amended)

~~SECOND~~ THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
~~THAYER VENTURES ACQUISITION CORPORATION~~
INSPIRATO INCORPORATED
~~Thayer Ventures Acquisition Corporation~~ Inspirato Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.~~The name of the Corporation is “Thayer Ventures Acquisition Corporation.”~~ The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 31, 2020 (the “Original Certificate”). The Corporation was originally incorporated under the name “Thayer Ventures Acquisition Corporation.”
2.An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 27, 2020 (the “First Amended and Restated Certificate”).
3.A Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 11, 2022 (the “Second Amended and Restated Certificate”).
4.An amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on September 29, 2023.
5.A second amendment to the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 16, 2023.
6. ~~3.~~ This ~~Second~~ Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which restates and integrates and further amends the Original Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
~~(4)     This Amended and Restated Certificate shall become effective upon filing with the Secretary of State of the State of Delaware (the “Effective Time”).~~

7. ~~5.~~ The text of the ~~Second~~ Third Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is Inspirato Incorporated (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE III
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV
CAPITALIZATION
SECTION 4.1    Authorized Capital Stock. ~~Effective immediately upon the filing and effectiveness of this Certificate of Amendment (the “Reverse Stock Split Effective Time”), each twenty (20) shares of Class A Common Stock, Class B Non-Voting Common Stock, or Class V Common Stock (each as defined below) that are issued and outstanding or held in treasury at the Reverse Stock Split Effective Time shall be reverse split and combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, Class B Non-Voting Common Stock or Class V Common Stock, respectively, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Class A Common Stock, Class B Non-Voting Common Stock or Class V Common Stock of the Corporation, in each case in accordance with the terms thereof. No fractional shares shall be issued upon the Reverse Stock Split and, in lieu of any fractional shares of Common Stock (as defined below) to which the holder would otherwise be entitled, any such fractional share of Common Stock shall be paid out in cash, with reference to the closing stock price on Nasdaq (or, if the Common Stock is no longer trading on Nasdaq, on the principal trading market therefor) of the Common Stock on the trading day immediately preceding the Reverse Stock Split Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest.~~ The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is ~~85,000,000~~ 60,000,000 shares, consisting of: (a) ~~85,000,000~~ 55,000,000 shares of common stock (the “Common Stock”), ~~including~~ which consists of (i) 50,000,000 shares of Class A common stock (the “Class A Common Stock”)~~,~~ and (ii) 5,000,000 shares of Class B ~~non-voting~~ common stock (the “Class B ~~Non-Voting~~ Common Stock”) ~~and (iii) 25,000,000 shares of Class V common stock (the “Class V Common Stock”)~~; and (b) 5,000,000 shares of preferred stock (the “Preferred Stock”).
The number of authorized shares of either Common Stock (including, for the avoidance of doubt, the number of authorized shares of Class A Common Stock~~, Class V Common Stock~~ and Class B Common Stock) or Preferred Stock may be increased or decreased (but not below the number of shares of such class then outstanding ~~or, in the case of Common Stock, then necessary for issuance in connection with the exchange of Common Units of Inspirato LLC (the “Common Units”) pursuant to Section 4.6 (an “Exchange”) of that certain Tenth Amended and Restated Limited Liability Company Agreement of Inspirato LLC, as amended (the “LLC Agreement”), or then required to be reserved in compliance with Article IV, Section 4.3(e) of this Certificate of Incorporation~~) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of the Common Stock or Preferred Stock, as applicable, voting separately as a class, shall be required therefor, unless a separate vote is required pursuant to any Preferred Stock Designation (as defined below).
Except as expressly provided herein, the rights, preferences and powers of ~~the Class A Common Stock and Class B Non-Voting Common Stock~~ all series of Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical.
~~The term “Business Combination”, as used in this Amended and Restated Certificate, shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Corporation and one or more businesses. The term “Offering” as used in this Amended and Restated Certificate shall mean the Corporation’s initial public offering of securities.~~
Section 4.2    Preferred Stock. ~~Subject to Article IX of this Amended and Restated Certificate, the~~ The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the ~~full~~ fullest extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3    Common Stock.
(a)    Voting.
(i)    Except as otherwise provided in this Amended and Restated Certificate or as required by applicable law, each holder of record of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record as of the applicable record date by such holder on all matters on which stockholders generally are entitled to vote.
~~(ii) Except as otherwise provided in this Amended and Restated Certificate or as required by applicable law, each holder of record of Class V Common Stock, as such, shall be entitled to one vote for each share of Class V Common Stock held of record as of the applicable record date by such holder on all matters on which stockholders generally or holders of Class V Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock).~~
~~(iii) Except as otherwise provided in this Amended and Restated Certificate or required by applicable law, at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class V Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with holders of the Class A Common Stock and holders of the Class V Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally, and, subject to the terms of any Preferred Stock, shall have the exclusive right to vote for the election of directors and all other matters properly submitted to a vote of the stockholders.~~ Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
~~(iv)~~ Notwithstanding any stated or statutory voting rights, except as otherwise provided in ~~Section 4.3(g)~~ Section 4.3(f) hereof, the Class B ~~Non-Voting~~ Common Stock shall be non-voting for purposes of the BHC Act (as defined below), and the holders of the Class B ~~Non-Voting~~ Common Stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof, to the fullest extent permitted by applicable law.
(b)    Dividends and Distributions.
 ~~(i)     Class A Common Stock and Class B Non-Voting Common Stock.~~ Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over or the right to participate with the ~~Class A Common Stock and Class B Non-Voting~~ holders of Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of ~~Class A~~ Common Stock ~~and the holders of Class B Non-Voting Common Stock~~ shall be entitled to receive equally and ratably, taken together as a single class, in proportion to the number of shares held by each such stockholder such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
In no event shall any dividends or other distributions be declared or made on the ~~Class A or Class B Non-Voting~~ Common Stock unless the shares of ~~Class A or Class B Non-Voting~~ Common Stock at the time outstanding are treated equally and identically~~,~~; provided that, in the event of a dividend of Common Stock or rights to acquire Common Stock, shares of Class B ~~Non-Voting~~ Common Stock shall only be entitled to receive shares of Class B ~~Non-Voting~~ Common Stock or rights to acquire Class B ~~Non-Voting~~ Common Stock and shares of Class A Common Stock shall only be entitled to receive an equal number of shares of Class A Common Stock or rights to acquire Class A Common Stock.
    ~~(ii)    Class V Common Stock. Dividends and other distributions shall not be declared or paid on the Class V Common Stock.~~
(c)    Liquidation, Dissolution or Winding Up~~; Deemed Liquidation Events~~. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation~~, or any Liquidation Event,~~ after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock having a preference over the holders of ~~Class V~~ Common Stock as to distributions upon dissolution, liquidation, winding up ~~or a Deemed Liquidation Event, the holders of shares of Class V Common Stock shall be entitled to receive $0.0001 per share, and upon receiving such amount, such holders of shares of Class V Common Stock, as such, shall not be entitled to receive any other assets or funds of the Corporation. Thereafter,~~ the holders of all outstanding shares of ~~Class A and Class B Non-Voting~~ Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution equally and ratably in proportion to the number of shares held by each such stockholder. ~~For purposes of this Amended and Restated Certificate, “Deemed Liquidation Event” shall mean (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Corporation immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its Parent) immediately after such consolidation, merger or reorganization; provided, that, for the purpose of this Section 4.3(c), all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock are converted or exchanged; (B) any transaction or series of related transactions to which the Corporation is a party in which shares of the Corporation are transferred such that in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided, that, an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof; or (C) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.~~
~~(d)    Cancellation of Class V Common Stock. In the event that any outstanding share of Class V Common Stock shall cease to be held directly or indirectly by a holder of a Common Unit, as set forth in the books and records of Inspirato LLC (including pursuant to an Exchange), such share shall automatically and without further action on the part of the Corporation or any holder of Class V Common Stock be transferred to the Corporation and cancelled for no consideration. The Corporation shall not issue additional shares of Class V~~

~~Common Stock after the Effective Time other than in connection with the valid issuance of Common Units in accordance with Sections 4.1 and 4.3 of the LLC Agreement, such that after such issuance of Class V Common Stock such holder of Common Units holds an identical number of Common Units and shares of Class V Common Stock.~~
~~(e)~~ Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued ~~shares of Class A Common Stock an amount equal to the number of then-outstanding Common Units subject to Exchange from time to time. Furthermore, the Corporation shall at all times reserve and keep available out of its authorized but unissued~~ capital stock, for the ~~purpose~~ purposes of effecting the conversion of ~~Class A or Class B Non-Voting~~ Common Stock~~, as the case may be,~~ pursuant to ~~Section 4.3(h)(ii)~~ Section 4.3(g)(ii) hereof, such number of its duly authorized shares of Class A Common Stock or Class B ~~Non-Voting~~ Common Stock, as the case may be, as shall from time to time be sufficient to effect the conversion of outstanding Class A Common Stock or Class B ~~Non-Voting~~ Common Stock, as applicable, according to the respective conversion rights in ~~Section 4.3(h)(ii)~~ Section 4.3(g)(ii).
If at any time the number of authorized but unissued shares of Class A Common Stock or Class B ~~Non-Voting~~ Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Common Stock or Class B ~~Non-Voting~~ Common Stock, as the case may be, that are convertible pursuant to ~~Section 4.3(h)(ii)~~ Section 4.3(g)(ii), the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of each such type of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate.
~~(f)~~ Splits. If the Corporation at any time combines or subdivides (by any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Amended and Restated Certificate, scheme, arrangement or otherwise (each, a “Split”)) any series of Common Stock into a greater or lesser number of shares, the shares of each other series of ~~Class V Common Stock, Class A Common Stock and Class B Non-Voting~~ Common Stock outstanding immediately prior to such Split shall be equally proportionately combined or subdivided such that the proportion of shares of outstanding Common Stock immediately prior to such Split shall be maintained immediately after such Split~~; provided, that such actions with respect to the Class V Common Stock shall be subject to Section 4.1(i) and the last sentence of Section 3.1 of the LLC Agreement~~. Any adjustment described in this Section 4.3(e) shall become effective at the close of business on the date the ~~Split~~ combination or subdivision becomes effective.
~~(g)~~ Class B ~~Non-Voting~~ Common Stock Protective Provisions.
(i)    The Corporation shall not (in any case, by merger, consolidation, operation of law or otherwise) alter or repeal any provision of this Amended and Restated Certificate or the Bylaws of the Corporation (and any such act or transaction entered into shall be null and void ab initio, and of no force or effect):
(A)    other than pursuant to the terms of any Preferred Stock, in a manner that significantly and adversely affects the preferences, rights, privileges or powers of the Class B ~~Non-Voting~~ Common Stock, including, but not limited to, the authorization of a series of Common Stock senior to the Class B ~~Non-Voting~~ Common Stock, the modification of the terms of the Class B ~~Non-Voting~~ Common Stock, any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or the payment of dividends by the Corporation when preferred dividends are in arrears, without (in addition to any other vote required by applicable law or this Amended and Restated Certificate) the affirmative vote of at least a majority of the shares of Class B ~~Non-Voting~~ Common Stock then outstanding, voting separately as a class; or

(B)    in a manner that would change the status of Class B ~~Non-Voting~~ Common Stock to become a Class of Voting Securities (as defined below), without (in addition to any other vote required by law or in this Amended and Restated Certificate) the written consent of each Regulated Investor (as defined below).
~~(h)~~ Conversion of ~~Class A Common Stock and Class B Non-Voting~~ Common Stock.
(i)    Definitions. For all purposes of this Article IV, the following terms have the following meanings:
(A)    “BHC Act” means Bank Holding Company Act of 1956, as amended and as interpreted and implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation, interpretation or otherwise.
(B)    “Class of Voting Securities” means a “class of voting securities” as defined for purposes of the BHC Act.
(C)    “Permitted Regulatory Transfer” means a transfer of capital stock of the Corporation by a Regulated Investor or Transferee to a party that is not an affiliate (as the term “affiliate” is used for purposes of the BHC Act) of such Regulated Investor or Transferee:
(1)    in a widespread public distribution;
(2)    to the Corporation;
(3)    in which no ~~transferee~~ Transferee (or group of associated or affiliated ~~transferees~~ Transferees) would receive two percent (2%) or more of the outstanding securities of any Class of Voting Securities (as such percentage is calculated for purposes of the BHC Act) of the Corporation; or
(4)    to a person or entity that would control greater than fifty percent (50%) of every Class of Voting Securities of the Corporation (as such percentage is calculated for purposes of the BHC Act), without giving effect to such transfer.
(D)    “Permitted Regulatory Transferee” means a party who acquires shares of capital stock of the Corporation from a Regulated Investor or its Transferee in a Permitted Regulatory Transfer.
(E)    “Regulated Investor” means a holder of any shares of the Corporation’s capital stock that is a bank holding company or financial holding company or an affiliate thereof under the BHC Act, together with any affiliates (as defined under the BHC Act) of such holder.
(F)    “Transferee” means a party to whom a Regulated Investor directly or indirectly transfers shares of capital stock of the Corporation, including any subsequent transferee of any such party, except for a Permitted Regulatory Transferee.
(ii)    Conversion.
(A)    Conversion of Class A Common Stock into Class B ~~Non-Voting~~ Common Stock. Any holder of Class A Common Stock who is a Regulated Investor or Transferee shall, at its option, at any time and from time to time, have the right to convert each share of Class A Common Stock held by such holder into one fully paid and nonassessable share of Class B ~~Non-Voting~~ Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), without the payment of additional consideration by the Regulated Investor or Transferee.
(B)    Conversion of Class B ~~Non-Voting~~ Common Stock into Class A Common Stock. Except as otherwise provided in this provision, shares of Class B ~~Non-Voting~~ Common Stock held by a Regulated Investor or a Transferee shall not be convertible into Class A Common Stock; provided that any shares of Class B ~~Non-Voting~~ Common Stock held by a Permitted Regulatory Transferee shall be convertible, at the option of such Permitted Regulatory Transferee, upon (but not before) the transfer thereof in a Permitted Regulatory Transfer, with each such share of Class B ~~Non-Voting~~ Common Stock converting into one fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares); provided, further, that if at any time the Corporation issues additional shares of Class A Common Stock and as a result, a Regulated Investor’s or its Transferee’s ownership percentage in the Class A Common Stock falls below its original ownership percentage of Class A Common Stock, then such Regulated Investor or its Transferees shall be permitted to convert such number of shares of Class B ~~Non-Voting~~ Common Stock into fully paid and nonassessable shares of ~~Company~~ Class A Common Stock on a 1:1 basis (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) without the payment of additional consideration by the Regulated Investor or its Transferees, to the extent, and solely for the purposes of allowing such Regulated Investor or its Transferees to maintain its original ownership percentage of Class A Common Stock and in no event greater than 4.99% of any “class” of “voting securities” (each as defined and as such percentage is calculated under the BHC Act).
(iii)    Mechanics of Conversion.
(A)    Notice of Conversion. In order for a holder of Class A Common Stock to voluntarily convert shares of Class A Common Stock into shares of Class B ~~Non-Voting~~ Common Stock or a holder of Class B ~~Non-Voting~~ Common Stock to voluntarily convert shares of Class B ~~Non-Voting~~ Common Stock into shares of Class A Common Stock pursuant to ~~Section 4.3(h)(ii)~~ Section 4.3(g)(ii), as the case may be, such holder shall provide written notice (the “Conversion Notice”) to the Corporation’s transfer agent at the office of the transfer agent for the Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class A Common Stock or Class B ~~Non-Voting~~ Common Stock and, if applicable, any event on which such conversion is contingent. The Conversion Notice shall state such holder’s name or the names of the nominees in which such holder wishes the converted shares to be issued. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the Conversion Notice or the happening of a future event specified in such Conversion Notice shall be the time of conversion, and the shares of Class A Common Stock or Class B ~~Non-Voting~~ Common Stock, as the case may be, issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date; provided, however, that any delivery of a Conversion Notice on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the shares of Class B ~~Non-Voting~~ Common Stock and Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.
(B)    Confirmation of Conversion. As promptly as practicable after the delivery of a Conversion Notice, the Corporation will deliver or cause to be delivered, as specified in the Conversion Notice, a confirmation of book-entry transfer of shares of stock representing the number of fully paid and non-assessable shares of Class A Common Stock or Class B ~~Non-Voting~~ Common Stock, as applicable, issuable upon such conversion, issued in such name or names as were specified in the Conversion Notice.

(C)    Cancellation upon Conversion. When shares of Class B ~~Non-Voting~~ Common Stock have been converted into Class A Common Stock pursuant to this Amended and Restated Certificate, ~~they~~ such shares of Class B Common Stock shall automatically be cancelled and become authorized but unissued shares of Class B ~~Non-Voting~~ Common Stock. When shares of Class A Common Stock have been converted into Class B ~~Non-Voting~~ Common Stock pursuant to this Amended and Restated Certificate, ~~they~~ such shares of Class A Common Stock shall automatically be cancelled and become authorized but unissued shares of Class A Common Stock.
(iv)    Taxes. The Corporation shall bear and pay any and all issue, transfer, stamp, documentary and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock or Class B ~~Non-Voting~~ Common Stock, as the case may be, or upon conversion of shares of Class A Common Stock or Class B ~~Non-Voting~~ Common Stock, as the case may be, pursuant to ~~Section 4.3(h)(ii)~~ Section 4.3(g)(ii). The Corporation shall not, however, be required to pay any such tax to the extent such tax is payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock or Class B ~~Non-Voting~~ Common Stock, as applicable, upon a conversion pursuant to ~~Section 4.3(h)(ii)~~ Section 4.3(g)(ii) in a name other than that in which the shares of Class A Common Stock or Class B ~~Non-Voting~~ Common Stock, as applicable, so converted were registered at the request of the registered holder.
ARTICLE V
BOARD OF DIRECTORS
Section 5.1    Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.
Section 5.2    Number, Election and Term.
(a)    The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series pursuant to Section 5.5, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors.
(b)    Subject to Section 5.5 hereof, all directors of the Board shall be ~~divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the Effective Time, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the Effective Time and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the Effective Time~~ elected annually. At each annual meeting of the stockholders of the Corporation, ~~beginning with the first annual meeting of the stockholders of the Corporation following the Effective Time, each of the successors elected to the class of directors whose term expires at that annual meeting~~ each director shall be elected for a term of office to expire at the next annual meeting of stockholders or until the election and qualification of their respective successors in office, subject ~~to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director~~, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c)    Unless and except to the extent that the Bylaws of the Corporation, as may be amended from time to time (the “Bylaws”), shall so require, the election of directors need not be by written ballot. There is no cumulative voting with respect to the election of directors.
Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term ~~of the class of directors to which the new directorship was added or in which the vacancy occurred~~ for which the vacancy was created or of his or her predecessor, as applicable, and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.
Section 5.4    Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, ~~but only for~~ with or without cause, ~~and only~~ by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.5    Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) ~~and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms~~.
Section 5.6    Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.
ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the total number of authorized directors shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any Preferred Stock Designation), by the Bylaws or pursuant to applicable law, the affirmative vote of the holders of at least 66.7% of the total voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of Article II, Section 3.1, Section 3.2, Section 3.4, Section 3.11, Article VIII, Section 9.5 or Article X of the Bylaws of the Corporation, or to adopt any provision inconsistent therewith and, with respect to any other provision of the Bylaws, the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the Bylaws, or to adopt any provision inconsistent therewith.
ARTICLE VII
MEETING OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1    Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairperson of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the total number of authorized directors, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.
Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3    Action by Written Consent. Except ~~(i) for the rights of the holders of the Class V Common Stock to vote separately as a class as specifically set forth in this Amended and Restated Certificate or (ii)~~ as may be otherwise provided for pursuant to any Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification, elimination or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, elimination or repeal.
Section 8.2    Indemnification and Advancement of Expenses.
(a)    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b)    The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c)    Any elimination, repeal of or amendment to this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such elimination, repeal of or amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish, eliminate, impair or adversely affect any right or protection existing at the time of such elimination, repeal of, amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such elimination, repeal of or amendment or adoption of such inconsistent provision.
(d)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
~~ARTICLE IX~~
~~BUSINESS COMBINATION REQUIREMENTS; EXISTENCE~~
~~Section 9.1     General.~~
~~(a)    The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.~~
~~(b)    Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 8, 2020, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 18 months from the closing of the Offering and (iii) the redemption of the Offering Shares in connection~~

~~with a vote seeking to amend such provisions of this Amended and Restated Certificate as described in Section 9.7. Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”~~
~~Section 9.2     Redemption Rights.~~
~~(a)    Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares in an amount that would cause the Corporation to have net tangible assets to be less than $5,000,001 (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.~~
~~(b)    If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights (irrespective of whether they voted in favor or against the Business Combination) shall be equal to the quotient obtained by dividing: (x) the aggregate amount on deposit in the Trust Account as of two business days~~

~~prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (y) the total number of then outstanding Offering Shares.~~
~~(c)    If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the Offering Shares without the prior consent of the Corporation.~~
~~(d)    In the event that the Corporation has not consummated an initial Business Combination within 18 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes (less taxes payable and up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.~~
~~(e)    If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.~~
~~(f)    If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.~~
~~Section 9.3     Distributions from the Trust Account.~~
~~(a)    A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.~~
~~(b)    Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.~~
~~(c)    The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination, including the requirement that any Public Stockholder holder that holds Offering Shares beneficially through a nominee must identify itself to the Corporation in connection with any redemption election in order to validly redeem such Offering Shares. Holders of Offering Shares seeking to exercise their Redemption~~

~~Rights may be required to either tender their certificates (if any) to the Corporation’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the originally scheduled vote on the proposal to approve a Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.~~
~~Section 9.4     Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote as a class with the Class A Common Stock on: (a) any initial Business Combination; (b) on any pre-Business Combination activity; (c) any amendment to this Amended and Restated Certificate to modify the substance or timing of the Corporation’s obligation to allow redemption in connection with our initial Business Combination or to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 18 months from the date of the closing of the Offering; or (d) on any amendment to this Article IX.~~
~~Section 9.5     Transactions with Affiliates. In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Corporation from a financial point of view.~~
~~Section 9.6     No Transactions with Other Blank Check Companies. The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.~~
~~Section 9.7     Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to this Amended and Restated Certificate (a) to modify the substance or timing of the Corporation’s obligation to allow redemption in connection with our initial Business Combination or to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 18 months from the date of the closing of the Offering or (b) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to allow redemption in connection with our initial Business Combination or to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.~~
~~Section 9.8     Minimum Value of Initial Business Combination. The Corporation’s initial Business Combination must be comprised of one or more Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time the Corporation signs a definitive agreement in connection with the initial Business Combination.~~
~~ARTICLE X~~
~~CORPORATE OPPORTUNITY~~

~~To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which the Thayer Ventures Acquisition Holdings LLC, any officer, director, partner or employee of the Sponsor or, and any portfolio company in which such entities or persons have an equity interest (other than the Corporation and its subsidiaries) (each, a “Specified Party”) participates or desires or seeks to participate even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Notwithstanding the foregoing, the Corporation, on behalf of itself and its subsidiaries, does not hereby renounce any interest or expectancy it or its subsidiaries may have in any business opportunity, transaction or other matter that is offered in writing solely to (1) a director or officer of the Corporation or its subsidiaries who is not also a Specified Party, or (2) a Specified Party who is a director, officer or employee of the Corporation and who is offered such opportunity solely in his or her capacity as a director, officer or employee of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.~~

~~ARTICLE XI~~ ARTICLE IX
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL. Notwithstanding anything contained in this Amended and Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Amended and Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class: Article V, Article VI, Article VII, Article VIII, ~~Article XII and this Article XI~~ Article X and this Article IX. Except as expressly provided in the foregoing sentence and the remainder of this Amended and Restated Certificate (including any Preferred Stock Designation), ~~including Section 9.1,~~ this Amended and Restated Certificate may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this ~~Article XI~~ Article IX.
ARTICLE ~~XII~~ X
SEVERABILITY
If any provision or provisions (or any part thereof) of this Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their service or for the benefit of the Corporation to the fullest extent permitted by law.
[Signature Page Follows]

IN WITNESS WHEREOF, Inspirato Incorporated has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer on this [DATE].

INSPIRATO INCORPORATED

By:	/s/ Payam Zamani
	Name:	Payam Zamani
	Title:	Chief Executive Officer

INSPIRATO INC.
1544 WAZEE STREET
DENVER, COLORADO 80202

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ISPO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74694-P32497 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INSPIRATO INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Withhold**
2a. Payam Zamani	☐	☐
2b. Ann Payne	☐	☐
2c. Michael Armstrong	☐	☐
2d. Scott Berman	☐	☐
2e. May Samali	☐	☐
2f. Julie Wainwright	☐	☐

Nominees:	**For**	**Withhold**
3a. May Samali	☐	☐
3b. Julie Wainwright	☐	☐

	For	Against	Abstain
4. The ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V74695-P32497

INSPIRATO INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 12, 2025 9:00 AM MOUNTAIN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Brent Wadman, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INSPIRATO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Mountain Time, on June 12, 2025, virtually at www.virtualshareholdermeeting.com/ISPO2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side